UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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ADT INC.

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LETTER FROM THE CHAIRMAN OF THE BOARD

Dear Fellow Stockholders,

On behalf of ADT’s Board of Directors, I look forward to welcoming you to our 2022 annual meeting.

Over the last several years, ADT has undergone a significant transformation as it creates safe, smart and sustainable solutions centered around the security and smart home ecosystem. Working closely with management, the Board continued to exercise its role in overseeing execution and refinement of the company’s strategy. In nearly every Board meeting, we discuss the company’s long-term strategy and progress against strategic objectives, allowing us to debate assumptions and offer additional perspectives.

Our foundation of good governance practices has served us well and will continue to do so into the future. The combination of the depth of leadership experience among Board members and specific expertise in innovation, technology, consumer brand management, finance and M&A has been crucial to our collective oversight of the management team.

We continue to evaluate our own performance and composition regularly, remaining mindful of the need for the Board to possess a wide range of skills, qualifications, experiences and backgrounds. Across these aspects and others, we look to enhance diversity in the boardroom and we were pleased to welcome Sigal Zarmi, an expert in technology and innovation, to the Board as an independent director in 2021, and Benjamin Honig, a representative of Temasek, in 2022. We will also have two members departing our Board. On behalf of my fellow directors, the Company and ADT stockholders, I’d like to thank Andrew Africk and David Ryan for their service and contributions over the past several years.

As we look forward to 2022, the Board welcomes your engagement. We encourage you to share suggestions and concerns with us. In particular, we encourage you to review this proxy statement and vote in the upcoming meeting.

As always, we deeply appreciate your support of this iconic company.

Sincerely,

Marc Becker

LETTER FROM THE PRESIDENT AND

CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders,

It’s an extraordinary time for all of us at ADT. Our work over the past several years has transformed and reshaped our Company, while creating a diversified, scaled business. We’re now well positioned to accelerate our growth and transition into a new chapter.

During much of ADT’s 147 year history, we were focused solely on personal home security. But as today’s consumers continue to expand their definition of safety – ADT is changing with them. Accordingly, our mission has evolved beyond the traditional definition of security to a mission of Safe, Smart, and Sustainable.

Safe: We protect what matters most

Smart: We deliver customer-focused products, technologies, and services

Sustainable: We make life better for the customers and communities we serve

As we look to 2022 and beyond, our top objective is to delight and protect our customers through our offerings in smart home and residential security, commercial security, and residential solar. We remain obsessively focused on customer satisfaction to drive strong brand loyalty and increased customer retention. To do this, we will leverage our strategic differentiators – our innovative offerings, unrivaled safety, and premium customer experience – to drive growth in the business. Our growth will be augmented by benefits from our transformational Google partnership, the rebound in our Commercial segment performance, and our entry into the fast-growing residential solar business with our acquisition of Sunpro Solar, now rebranded as ADT Solar. By empowering customers to protect and connect what matters most, we can inspire them to choose ADT and stay with ADT which we believe will drive long-term stockholder value.

We also know that adopting strong Environmental, Social and Governance (“ESG”) practices is good for our business and a reflection on our trusted brand. Our mission delivers superior results for all stakeholders – our stockholders, our employees and the customers and communities we serve. We’re committed to living our values and integrating ESG into our business operations. And while we’re still early in this journey, we’re committed to transparent communication of our progress.

We’re excited for our future. We have a refreshed mission, a clear strategy and growth plan, and the best team in the industry to execute on it. Our goal is to be for our investors as we are for our customers – safe, smart, and sustainable.

Sincerely,

Jim DeVries

CONTENTS

2022 PROXY STATEMENT

2022 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 25, 2022
Time:	8:30 a.m. EDT
Place:	Virtual Meeting
Record Date:	Close of Business, March 30, 2022

Meeting Agenda

•

To elect Matthew Nord, Eric Press and Matthew Winter to the Board of Directors of the Company (the “Board of Directors”) as Class II directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2025;

•	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (“NEOs”);

•	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on March 30, 2022 are entitled to notice of, and to vote on all matters presented at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

Holders of the Company’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), of record at the close of business on March 30, 2022 are entitled to notice of, and to vote on all matters presented at, the Annual Meeting of Stockholders or any postponements or adjournments thereof, except for the election of directors.

In our proxy materials, we refer to our holders of Common Stock as our “Common Stockholders”; we refer to our holders of Class B Common Stock as our “Class B Common Stockholders”; we refer to Common Stock and Class B Common Stock together as “common stock”; and we refer to all of our holders of common stock as “stockholders.”

We will furnish proxy materials to all of our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of lnternet Availability of Proxy Materials (the “Notice”), which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2021 via the Internet and how to vote online. The Notice also contains instructions on how to obtain the proxy materials in printed form.

We are pleased to announce that the Company will conduct its Annual Meeting on the above date and time by live audio webcast in lieu of an in-person meeting. Your Board believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. In addition, this meeting format will help eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ADT2022. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

Dated: April 12, 2022

By order of the Board of Directors

David Smail

Executive Vice President, Chief Legal Officer and Secretary

2022 PROXY STATEMENT	1

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors hold office until the third succeeding annual meeting of stockholders following their election and until the election and qualification of their successors. Under the Company’s amended and restated bylaws and amended and restated certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not more than 15. The Board of Directors currently consists of 12 directors. In April 2022, Mr. Andrew Africk, currently a Class II director, notified the Company that he will be retiring from the Board of Directors immediately after the Annual Meeting.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept their nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors, or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s bylaws and certificate of incorporation.

Directors will be elected by the holders of a plurality of the voting power of our Common Stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Under our amended and restated certificate of incorporation, holders of Class B Common Stock are not entitled to vote for the election of directors.

2	2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR SKILLS AND EXPERIENCE

The Board is comprised of directors with broad and varied experience and expertise who are committed to representing the long-term interests of stockholders. The following summarizes the key skills and experiences represented on our Board:

Mr. Africk has not been included in the above charts in light of his advising the Company that he will be retiring from the Board immediately after the Annual Meeting.

The Board of Directors recommends that the Common Stockholders vote FOR the election of the nominees for Class II directors listed below.

2022 PROXY STATEMENT	3

PROPOSAL 1 — ELECTION OF DIRECTORS

Class II Directors

The term of the following three Class II directors will expire at the Annual Meeting. Messrs. Nord, Press and Winter are the only nominees for election at the Annual Meeting for a term that will expire at the 2025 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified. Andrew Africk, who currently serves as a Class II director, advised the Company in April 2022 that he will be retiring from the Board immediately after the Annual Meeting.

Matthew H. Nord
Age: 42 Director Since: 2016

Matthew H. Nord is a member of our Board of Directors and a designee of funds managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries and affiliates, “Apollo” or the “Sponsor”). Mr. Nord is a Partner and Co-Head of Private Equity at Apollo Global Management, where he oversees the firm’s private equity strategy and has led numerous investments across technology, healthcare and business services. Mr. Nord currently serves on the board of directors of TD Synnex, a leading IT distributor and solutions aggregator for the IT ecosystem, Intrado Corporation, a telecommunications company, Lifepoint Health, an operator of health systems in non-urban markets in the U.S., and ScionHealth, an acute and post-acute hospital based healthcare provider. Mr. Nord previously served on the boards of directors of Tech Data Corporation, an information technology distribution company, Exela Technologies, Inc. f/k/a Novitex Holdings, Inc., a provider of comprehensive on-site outsourcing services, and Presidio, Inc., an IT solutions provider. Prior to joining Apollo in 2003, Matt was a member of the Investment Banking division of Salomon Smith Barney Inc. Mr. Nord graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a BS in Economics. He also serves on the Montefiore Health System Board of Trustees, the Board of Advisors of the University of Pennsylvania’s Stuart Weitzman School of Design and the Rock and Roll Hall of Fame Foundation.

Eric L. Press
Age: 56 Director Since: 2016 Committees • Nominating and Corporate Governance

Eric L. Press is a member of our Board of Directors and a designee of Apollo. Mr. Press is a Partner at Apollo, having joined in 1998. In his time with Apollo, he has been involved in many of the firm’s investments in basic industrials, metals, lodging/gaming/leisure and financial services. Prior to joining Apollo, Mr. Press worked at the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings and related financing transactions. Prior thereto, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press serves on the boards of directors of Knight Health Holdings, LLC d/b/a ScionHealth, an acute and post-acute hospital based healthcare provider, Lottomatica S.p.A. (f/k/a Gamenet Group S.p.A.), an integrated gaming operator based in Italy, Apollo Commercial Real Estate Finance, Inc., a public real estate investment trust, and DSB Parent L.P. (parent of LifePoint Health Inc., an operator of health systems in non-urban markets in the U.S.). He previously served on the boards of directors of Eagle LM5 Holdings Inc., a holding company associated with a former investment in Constellis, a global provider of risk management, security, training, and global support services, Caesars Entertainment Corporation, a casino-entertainment company, Princimar Chemical Holdings, LLC, a holding company for an investment in a shipping company that operated in the chemical shipping sector, and PlayAGS, Inc., a designer, manufacturer, and distributor of slot machines. He graduated magna cum laude from Harvard College with an AB in economics and Yale Law School, where he was a Senior Editor of the Yale Law Journal.

4	2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Matthew E. Winter
Age: 65 Director Since: 2018 INDEPENDENT Committees • Audit (Chairman)

Matthew E. Winter is a member of our Board of Directors. Mr. Winter was the President of The Allstate Corporation from January 2015 to February 2018, and prior to that, served as the President, Allstate Personal Lines for The Allstate Corporation from January 2013 to January 2015. Mr. Winter joined The Allstate Corporation in 2009 as President and Chief Executive Officer of Allstate Financial. Mr. Winter also serves on the board of directors and the Audit and Compensation Committees of H&R Block Inc., a tax preparation company, and on the board of directors and Compensation Committee and Finance, Investment & Risk Management Committee of the Hartford Financial Services Group, an investment and insurance company. Mr. Winter holds a Bachelor of Science degree from the University of Michigan, a Juris Doctor degree from the Albany Law School of Union University, and a Master of Laws degree from the University of Virginia School of Law.

Class III Directors

The term of the following four Class III directors will expire at the 2023 Annual Meeting of Stockholders.

Marc. E. Becker
Age: 49 Director Since: 2016 Committees • Compensation (Chairman) • Executive (Chairman) • Nominating and Corporate Governance (Chair)

Marc E. Becker is the chairman of our Board of Directors and a designee of Apollo. Mr. Becker joined Apollo in 1996 and is a Partner based in New York. Prior to joining Apollo in 1996, Mr. Becker was employed by Smith Barney Inc. within its Investment Banking division. Mr. Becker is on the Boards of Reno de Medici S.p.A, a leading producer of recycled carton board based in Italy, and SHC Services, Inc. (d/b/a Supplemental Health Care), a leading health care staffing provider. Mr. Becker is actively involved in a number of non-profit organizations and serves as a board member of the TEAK Fellowship, a New York City based non-profit, and Park Avenue Synagogue. Previously, Mr. Becker has also served on the boards of directors of OneMain Holdings Inc., a consumer lending company, Sun Country Airlines Holdings, Inc., a U.S. airline, CEVA Holdings LLC, a supply chain management company, Pinnacle Agriculture Holdings, LLC, a holding company for an agricultural input distribution business investment, Realogy Holdings Corp., a provider of residential real estate services in the U.S., Mount Sinai Children’s Center Foundation, which provides philanthropic support for Mount Sinai and Mount Sinai Kravis Children’s Hospital, and Vantium Management L.P., a management entity for an investment in a company that acquired and serviced non-conforming residential loans. Mr. Becker graduated cum laude with a BS in Economics from the University of Pennsylvania’s Wharton School of Business.

2022 PROXY STATEMENT	5

PROPOSAL 1 — ELECTION OF DIRECTORS

Stephanie Drescher
Age: 49 Director Since: 2017

Stephanie Drescher is a member of our Board of Directors and a designee of Apollo. Ms. Drescher is a Partner and Chief Client and Product Development Officer at Apollo, having joined in 2004, and is a member of the firm’s Management Committee. Prior to joining Apollo, Ms. Drescher was employed by JP Morgan for ten years, primarily in its Alternative Investment group. Ms. Drescher has served on the boards of directors of the JP Morgan Venture Capital Funds I and II, JP Morgan Corporate Finance Funds I and II, JP Morgan Private Investments Inc., and Allied Waste, which owned and operated solid waste collection businesses, recycling facilities, and landfills in the United States. Ms. Drescher is currently a Board Observer for iCapital, a global financial technology platform for alternative investments, and is on the boards of directors of The Student Leadership Network. Ms. Drescher graduated summa cum laude, Phi Beta Kappa from Barnard College of Columbia University and earned her MBA from Columbia Business School.

Reed B. Rayman
Age: 35 Director Since: 2016 Committees • Compensation • Executive

Reed B. Rayman is a member of our Board of Directors and a designee of Apollo. Mr. Rayman is a Partner at Apollo, a leading global alternative investment manager, where he has worked since 2010. Mr. Rayman previously was employed by Goldman, Sachs & Co. in both its Industrials Investment Banking and Principal Strategies groups from 2008 to 2010. Mr. Rayman serves on the boards of directors of Yahoo!, a web services provider, Careerbuilder, an employment website, Shutterfly, an e-commerce platform and manufacturer of personalized photo based products, Coinstar, a fully automated network of self-service coin-counting and bitcoin ATM machines, EcoATM, which operates used mobile phone trade-in kiosks and an on-line trade-in site, and Redbox Entertainment Inc., an operator of digital streaming services. He previously served on the board of directors of Mood Media, a television production company. Mr. Rayman is actively involved with the TEAK Fellowship, having served as a mentor and on the Young Professionals Board; he also serves on the Private Equity Executive Council of the UJA Federation of New York. Mr. Rayman holds a B.A. in Economics from Harvard University.

6	2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Sigal Zarmi
Age: 58 Director Since: 2021 INDEPENDENT Committees • Audit

Sigal Zarmi is a member of our Board of Directors. Ms. Zarmi has over 30 years of experience in large scale digital transformation, technology operations, strategic planning, leadership and talent development. She is currently a Senior Advisor at Morgan Stanley, a multinational investment bank and financial services company, and at Boston Consulting Group, Inc., a global management consulting firm. Prior to her current position at Morgan Stanley, she served as its International CIO and Global Head of Transformation. Prior to Morgan Stanley, Ms. Zarmi was Vice Chairman - Global and US CIO of PwC. Before that, she was the CIO of GE Capital Americas, where she spent 18 years in various executive technology and operations leadership positions. Ms. Zarmi is on the board of directors at Hashicorp, Inc., an infrastructure software company, and DataRobot, Inc., a data science and AI cloud company. Ms. Zarmi was inducted into The CIO Hall of Fame in 2021 for her contributions and honored by Pace University with the Seidenberg Innovation Award for her leadership in digital transformation and contributions to advancing diversity in STEM. Under her leadership Morgan Stanley was named to Fast Company Best Workplaces for Innovators three years in a row. Ms. Zarmi holds an MBA from Columbia University in New York City and a B.S. in Engineering from the Technion—Israel Institute of Technology in Haifa, Israel.

Class I Directors

The term of the following four Class I directors will expire at the 2024 Annual Meeting of Stockholders.

James D. DeVries
Age: 59 Director Since: 2018 President and Chief Executive Officer Committees: • Executive • Nominating and Corporate Governance

James D. DeVries is a member of our Board of Directors, and our President and Chief Executive Officer. Mr. DeVries was appointed as our President in September 2017 and as our Chief Executive Officer in December 2018. From May 2, 2016 to September 2017, Mr. DeVries served as our Executive Vice President and Chief Operating Officer. From December 2014 to May 2016, Mr. DeVries served as Executive Vice President of Brand Operations at Allstate Insurance Company, the second largest personal lines insurer in the United States. During his tenure at Allstate, Mr. DeVries led the operations organization, comprising approximately 7,000 employees in the United States, Northern Ireland and India, and was responsible for, among other things, customer care centers, outbound and inbound phone sales, procurement, technical support, life underwriting and claims, real estate, administration, and fleet management. From March 2008 to December 2014, Mr. DeVries served as Executive Vice President and Chief Administrative Officer of Allstate, where he was accountable for, among other things, real estate and administration, human resources, and procurement. Prior to joining Allstate in 2008, Mr. DeVries served in various executive and management roles at Principal Financial Group, Ameritech, Quaker Oats Company, and Andrew Corporation. Mr. DeVries is a board member of Amsted Industries Inc., a diversified global manufacturer of industrial components serving primarily the railroad, vehicular, and construction and building markets, and a past board member of the Human Resources Management Association of Chicago, the Chicago Public Library Foundation, and the Boys & Girls Clubs of Central Iowa. Mr. DeVries received a bachelor’s degree from Trinity College, which is now known as Trinity International University, a master’s degree from Loyola University, and an MBA from the Kellogg School of Management at Northwestern University.

2022 PROXY STATEMENT	7

PROPOSAL 1 — ELECTION OF DIRECTORS

Tracey R. Griffin
Age: 57 Director Since: 2018 INDEPENDENT Committees • Audit • Compensation(1)

Tracey R. Griffin is a member of our Board of Directors. Ms. Griffin currently serves as the Chief Financial Officer and Chief Operating Officer of Framebridge, Inc., an online and retail custom framing brand. Prior to her position at Framebridge, Ms. Griffin served as Chief Financial Officer of Austin-based lifestyle retail brand Kendra Scott, from September 2018 to November 2019. Prior to that, Ms. Griffin served as Chief Financial Officer of PANDORA Americas, a global affordable jewelry brand, from February 2016 to September 2018, following her tenure as Chief Operating Officer from October 2014 to February 2016. In these roles at PANDORA, Ms. Griffin was responsible for implementing and overseeing strategic growth initiatives across the company, including its expansion into Latin America. Prior to that, she served as a Senior Partner at McKinsey & Company, a global management consulting firm, where she focused on retail and consumer goods clients. Ms. Griffin currently serves on the board of directors of The Children’s Place, a specialty, mall-based retailer, where she also sits on the Human Capital & Compensation Committee. In addition, Ms. Griffin sits on the non-profit organization Partnership for a Healthier America, where she is the Chairman of the Finance and Audit Committee, and has previously served on the Board and Strategy Committee of the United Negro College Fund (UNCF). Ms. Griffin received her BS in Finance from Georgetown University and an MBA from the Stanford Graduate School of Business.

(1)	Ms. Griffin will join the Compensation Committee effective upon completion of the Annual Meeting.

Benjamin Honig
Age: 33 Director Since: 2022

Benjamin Honig is a member of our Board of Directors and a board designee of certain investors (the “Co-Investors”) in our indirect parent entities other than Apollo, and was designated by an affiliate of Temasek International (USA) LLC (“Temasek”). Mr. Honig has worked at Temasek, a global investment company, since 2013, investing in technology, media, healthcare and business services companies. In his role at Temasek, Mr. Honig currently serves as a member of the board of directors of Horizon Media Holdings, LLC, a media agency, and as a board observer of Creative Artists Agency (CAA) Holdings, LLC, a talent agency. He was also closely involved in investments made by Temasek including Virtu Financial, Inc., EMC Corp., VMware, Inc., Dell Technologies, Inc., and Harry’s, Inc. From 2010 to 2013, Mr. Honig was employed by Credit Suisse as an investment banker in the Mergers and Acquisitions department. Mr. Honig received his B.A. in Economics from Cornell University.

Lee J. Solomon
Age: 50 Director Since: 2016

Lee J. Solomon is a member of our Board of Directors and a designee of Apollo. He is a Partner at Apollo Private Equity having joined in 2009. Previously, Mr. Solomon was an executive in the media industry, and prior to that, he served as a Principal at Grosvenor Park, which was a joint venture with Fortress Investment Group. Prior to that, he was the Executive Vice President of Business Affairs for Helkon Media. Mr. Solomon also serves on the board of directors of media companies Terrier Media Holdings, Inc. (d/b/a Cox Media Group) and Terrier Gamut Holdings, Inc., Aspen Holdco, LLC (parent of Coinstar, a fully automated network of self-service coin-counting machines), EcoATM Parent, LLC, which operates used mobile phone trade-in kiosks and an on-line trade-in site, Redbox Entertainment Inc., an operator of digital streaming services, College Parent Holdings GP LLC (parent of Yahoo!), a web services provider, Colonnade Acquisition Corp. II, a special purpose acquisition company, and Legend Pictures, LLC, a film production and mass media company. He previously served on the board of directors of Redwood Holdco, LLC (former parent of Redbox), ecoATM, LLC, AP NMT JV Newco B.V. (parent of Endemol Shine Group), a television production company, and Mood Media Corporation, a provider of in-store media solutions. Mr. Solomon graduated from the University of Rochester with a BA in Economics and Political Science and received his MBA from The Stern School of Business at New York University.

8	2022 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Controlled Company

Our Common Stock is listed on the New York Stock Exchange (“NYSE”). As Apollo controls more than 50% of the combined voting power of the Company, we are considered a “controlled company” for the purposes of that exchange’s rules and corporate governance standards. We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that the Compensation Committee of our Board of Directors (the “Compensation Committee”) and Nominating and Corporate Governance Committee of our Board of Directors (the “Nominating and Corporate Governance Committee”) be comprised entirely of independent directors. The Audit Committee of our Board of Directors (the “Audit Committee”) is comprised entirely of independent members.

If at any time we cease to be a “controlled company” under the NYSE rules, the Board of Directors will take all action necessary to comply with the applicable NYSE rules, including appointing a majority of independent directors to the Board of Directors and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are comprised entirely of independent directors, subject to a permitted “phase-in” period.

Director Independence

We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including that we have a majority of independent directors on our Board of Directors (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In accordance with the NYSE listing standards, the Board of Directors considers the following categorical standards of director independence, according to which independent directors:

•

Are not, nor have been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company;

•

Have not received, nor have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(a) Are not a current partner or employee of a firm that is the listed company’s internal or external auditor; (b) do not have an immediate family member who is a current partner of such a firm; (c) do not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) were not, and do not have an immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•

Are not, and do not have an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee;

•

Are not a current employee, or an immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

2022 PROXY STATEMENT	9

CORPORATE GOVERNANCE

•	Do not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof.

The listing standards of the NYSE and the rules of the Securities and Exchange Commission (the “SEC”), require the members of a company’s audit committee to be independent. As a “controlled company,” the majority of our Board of Directors is not required to be independent.

The Board of Directors has determined that Ms. Griffin, Mr. Winter and Ms. Zarmi are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and the NYSE. Our Audit Committee is comprised of Ms. Griffin, Mr. Winter, who serves as chair, and Ms. Zarmi. During Mr. Africk’s service on the Board, Mr. Africk was also determined to be an independent director by the Board.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each, and takes an active role in reviewing our enterprise risk management process. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements, and the Audit Committee is responsible for overseeing the management of financial risks, which also more broadly encompasses enterprise risk management, including compliance, cybersecurity, privacy and related risks, as well as the Company’s ESG strategies, policies and public disclosures. While each committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Chairman of our Board of Directors and our Chief Executive Officer (“CEO”) are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the CEO should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and CEO positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Board of Directors does not currently have a policy as to whether an independent director may be appointed as lead director.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2021, the Board of Directors held six meetings. During the past fiscal year, all directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

Recent representative discussion topics of the Board of Directors included:

•	The Company’s mission and strategy, as well as short term and long term objectives in light of such strategy.

•

The Company’s strategic initiatives including, with respect to the acceleration of capital efficient growth, maintaining a market leadership position, brand management, go to market initiatives, innovation in products and offerings, and prioritizing the customer experience.

•	Budget in light of key strategic investment areas and product innovation.

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•

Mergers and acquisitions activity, including the acquisition of Compass Solar Group, LLC (“Sunpro Solar”) (the “Sunpro Solar Acquisition”), and various strategic tuck in acquisitions across the business. The Board of Directors discussed the proposed acquisition of Sunpro Solar and its significance to the Company’s strategic initiatives during multiple meetings prior to the consummation of the acquisition.

•

Cybersecurity, including a tabletop exercise during which key stakeholders reviewed real-world scenarios in order to: (i) evaluate and test readiness and response capabilities; (ii) facilitate discussions around strategies, effectiveness, and gaps; and (iii) suggest improvements for consideration in readiness and response.

•	Enterprise Risk Management and associated risk mitigation efforts, including the approval of a company-wide Risk Appetite Statement.

•	The impact of COVID-19 on team members, customers and the operations across the Company generally.

•	The Company’s ESG initiatives.

•	Certain capital structure and cost of funds considerations.

•

Reviews by each committee Chairperson of the matters discussed during their most recent committee meetings, together with any committee-recommended actions for the consideration of the Board of Directors.

The Board of Directors has four committees:

•	Audit;

•	Compensation;

•	Executive; and

•	Nominating and Corporate Governance.

Each of these committees operates under written charters which are available at the Company’s website at https:// investor.adt.com/ by opening the “Governance” tab, clicking on “Governance Documents,” and clicking on the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee

Marc E. Becker

James D. DeVries

Tracey R. Griffin(1)

Eric L. Press

Reed B. Rayman

Matthew E. Winter

Sigal Zarmi

 = Member              = Committee Chair

(1)

Mr. Africk served on the Compensation Committee during his tenure on the Board. Upon Mr. Africk’s retirement from the Board immediately after the Annual Meeting, Ms. Griffin will join the Compensation Committee.

Audit Committee

In fiscal 2021, the Audit Committee held five meetings. Our Audit Committee consists of Mr. Winter (Chair), Ms. Griffin and Ms. Zarmi. Our Board of Directors has determined that each of Ms. Griffin, Mr. Winter and Ms. Zarmi qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Ms. Griffin,

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CORPORATE GOVERNANCE

Mr. Winter and Ms. Zarmi are independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the NYSE listing standards. The principal duties and responsibilities of our Audit Committee include the following:

•	To oversee and monitor our accounting, tax, treasury, financial reporting, external reporting, and asset-safeguarding policies and processes;

•	To oversee and monitor the integrity of our financial statements and internal controls;

•	To oversee and monitor the independence, retention, performance, and compensation of our independent auditor;

•	To oversee and monitor the performance of our internal audit function;

•	To discuss, oversee, and monitor policies with respect to risk assessment and risk management;

•	To discuss with management our information technology and cybersecurity risks and concerns on an annual basis, and more frequently if and as needed;

•	To oversee and monitor our compliance with legal and regulatory requirements and the implementation and effectiveness of our compliance and ethics programs;

•	To review and evaluate any actual or potential conflict of interest regarding a related person transaction;

•	To engage with management periodically regarding management’s ESG related initiatives and the use and reporting of related ESG metrics;

•	To conduct investigations the Audit Committee deems appropriate;

•	To prepare the annual Audit Committee report to be included in our annual proxy statement; and

•	To provide regular reports to the Board of Directors.

The Audit Committee has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Recent representative discussion topics of the Audit Committee included:

•

Disclosure, internal control implications and integration considerations relating to the Company’s various M&A activities, including the Company’s acquisition of SunPro Solar and joint venture with Ford.

•	The Company’s Enterprise Risk Management framework, including the recommendation to the Board of Directors of a company-wide Risk Appetite Statement.

•	Review of accounting and disclosure implications stemming from the impact of COVID-19 and related internal control requirements of a work from home environment.

•	Disclosures relating to ESG, corporate responsibility and related metrics and the Company’s ongoing ESG program.

•	Information technology operation risks and cybersecurity.

•	Financing transactions considered by the Company and the Company’s capital structure.

•	Tax and Treasury operations and ongoing strategies.

•	Compliance and ethics matters.

•	Review of regulatory and legislative developments impacting the Company and industry.

•	Significant legal matters being addressed by the Company.

Executive Committee

Our Executive Committee of the Board of Directors (the “Executive Committee”) consists of Messrs. Becker (Chair), DeVries, and Rayman. In fiscal 2021, the Executive Committee held no meetings. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers and duties of the Board of Directors when the Board of Directors is not in session, or when it is impractical to call a special meeting of the Board of Directors, and to implement the policy decisions of the Board of Directors. The Executive Committee serves at the pleasure of our Board of Directors. This committee and any of its members may continue to serve or be changed once our Sponsor no longer owns a controlling interest in us.

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Compensation Committee

In fiscal 2021, the Compensation Committee held three meetings. During 2021, our Compensation Committee consisted of Messrs. Becker (Chair), Africk and Rayman. The principal duties and responsibilities of the Compensation Committee include the following:

•	Review and determine the Company’s compensation strategy to ensure it is appropriate to attract, retain and motivate senior management and other key employees;

•

Review and determine the executive compensation philosophy, policies and programs that in the Committee’s judgment support the Company’s overall business strategy and review and discuss, at least annually, the material risks associated with executive compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking and evaluate compensation policies and practices that could mitigate any such risk;

•

On an annual basis, review and approve the corporate goals and objectives relevant to the compensation of the Company’s CEO, evaluate the CEO’s performance in light of these goals and objectives, and determine and approve CEO compensation based on this evaluation;

•

On an annual basis, review and approve corporate goals and objectives relevant to the compensation of the Company’s other executive officers, evaluate the executive officers’ performance in light of those goals and objectives, and determine and approve executive officer compensation based on this evaluation;

•	Review, approve and administer the Company’s incentive compensation, equity-based and pension plans;

•	Review and approve any employment agreement or compensatory transaction with an executive officer of the Company involving compensation in excess of $120,000 per year;

•	Establish and periodically review policies concerning perquisite benefits;

•	Develop and recommend to the Board for approval a CEO and executive officer succession plan; and

•

Prepare an annual Compensation Committee report and take such other actions as are necessary and consistent with respect to the Company’s public disclosures, governing law and the Company’s organizational documents.

Recent representative discussion topics of the Compensation Committee included:

•	Corporate goals and objectives relevant to the compensation of the CEO and other executive management and consideration of long term stockholder value.

•	The evaluation of compensation performance goals and incentive plan structure and related impact on risk taking by senior executives and employees.

•	Policies designed to foster alignment between management and our stockholders.

•	Consideration of the appropriate peer group for compensation and talent acquisition purposes.

•	The Company’s severance plans and appropriate adjustments thereto.

•	Director Compensation.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules, which exempts us from the requirement that we have a Compensation Committee comprised entirely of independent directors.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee. In fiscal 2021, the Nominating and Corporate Governance Committee held two meetings. Our Nominating and Corporate Governance Committee consists of Messrs. Becker (Chair), Press, and DeVries. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include the following:

•	To identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;

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CORPORATE GOVERNANCE

•

To recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the committees of the Board of Directors;

•	To recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;

•	To review stockholder proposals affecting corporate governance and to make recommendations to the Board accordingly;

•	To identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	To develop, review, and assess the adequacy of our corporate governance principles and guidelines periodically and recommend to our Board of Directors any changes deemed appropriate; and

•	To oversee the evaluation of our Board of Directors and its committees.

Recent representative discussion topics of the Nominating and Corporate Governance Committee included:

•	Review of certain governance matters, such as the continued adequacy of the Board of Directors’ Governance Principles.

•	Assessment of the effectiveness of the Board of Directors and committees of the Board of Directors in providing proper governance and oversight.

•	Review of regulatory and legislative developments impacting the Company and industry.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee comprised entirely of independent directors.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2021 included Mr. Andrew Africk, who advised the Company in April 2022 that he will be retiring from the Board immediately after the Annual Meeting, and Messrs. Becker and Rayman. None of the members of the Compensation Committee in 2021 were, at any time during 2021 or at any other time, an officer or employee of the Company.

None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2021.

Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board of Directors

In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials, including, among other things, their individual background, experience and knowledge. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company;

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•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees;

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, age, disability, political affiliation or any other basis proscribed by law. The value of diversity on the Board of Directors should be considered.

In addition, our Board Governance Principles address over-boarding and in order to provide sufficient time for informed participation in their Board responsibilities, any non-management director who is employed as an executive officer, including as a CEO, of a publicly traded company is required to limit his or her external directorships of other public companies to one; any non-management director who is not fully employed is required to limit his or her external directorships of other public companies to three; and our CEO is required to limit his service on public company boards to no more than two. The Nominating and Corporate Governance Committee is notified of the intention of directors or our CEO to serve on another for-profit (public or private) company board of directors, and the committee reviews the possibility for conflicts of interest or time constraints and may object to such placement in which event the full Board shall determine the disposition of the matter.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•

The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;

•	A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

•

Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431 and must be received within the time indicated below under “When are stockholder proposals due for consideration at next year’s annual meeting?” The Nominating and Corporate Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Corporate Governance Guidelines

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of business conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. The Company also maintains an ethics hotline as set forth in our code of business conduct and ethics so that any suspected violation of our code of business conduct and ethics can be reported confidentially, without fear of reprisal. We intend to disclose future amendments to

2022 PROXY STATEMENT	15

CORPORATE GOVERNANCE

certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at https://investor.adt.com/. The code of business conduct and ethics is made available on our website.

We have Board Governance Principles that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. The principles are available for viewing on our website at https://investor.adt.com/. We will also provide the Board Governance Principles, free of charge, to stockholders who request them. Such requests should be directed to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

Environmental, Social and Governance Initiatives

We recognize the importance of corporate responsibility and have established the following ESG Commitment Statement which guides the integration of our ESG initiatives into our business:

Our commitment to respect the environment, promote social responsibility and lead with responsible governance is fundamental to who we are and guides our safe, smart and sustainable business practices.

We have also tracked our ESG initiatives in internal annual and periodic reporting for several years, and in 2021 published to our website our 2020 Sustainability Accounting Standard’s Board (“SASB”) Index Report reflecting certain of our ESG initiatives. We have continued to include enhanced disclosure of our corporate ESG initiatives in our 2021 Annual Report on Form 10-K, and we will publish to our website during the second quarter of 2022 our 2021 Corporate ESG Report, which will include as an appendix our 2021 SASB Index Report. These reports can be found on our investor relations website at https://investor.adt.com/

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis. Under the Company’s Board Governance Principles, the Chairman presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, the non-management directors will designate another director who is present to preside over such executive sessions.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors

As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding common stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team-oriented, with an individual component, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company. This conclusion is based on a risk assessment that was performed by management in conjunction with Pearl Meyer and presented to and reviewed with the Compensation Committee at its October 2021 meeting.

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CORPORATE GOVERNANCE

Communications with the Board of Directors

Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Secretary, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at https://investor.adt.com under the Governance tab. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.

Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each Annual Meeting of Stockholders. Eleven of our directors attended the 2021 Annual Meeting of Stockholders either remotely or in person.

2022 PROXY STATEMENT	17

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below. Each of our executive officers is re-elected annually by our Board of Directors.

Name	Age	Position

James D. DeVries	59	President and Chief Executive Officer and Director

Jeffrey A. Likosar	51	Chief Financial Officer and President, Corporate Development

Daniel M. Bresingham	50	Executive Vice President, Commercial

Harriet K. Harty	55	Executive Vice President and Chief Administrative Officer

Keith F. Holmes	54	Executive Vice President and Chief Revenue Officer

Marc Jones	47	Executive Vice President, Solar

David W. Smail	56	Executive Vice President, Chief Legal Officer and Secretary

Donald M. Young	57	Executive Vice President and Chief Operating Officer

James D. DeVries. For the biography of James D. DeVries, please see “Proposal 1—Election of Directors—Class I Directors.”

Jeffrey A. Likosar

Jeffrey A. Likosar is our Chief Financial Officer and President, Corporate Development. From March 2018 to April 2021 Mr. Likosar was our Executive Vice President, Chief Financial Officer and Treasurer, and from February 2017 to March 2018 Mr. Likosar was our Executive Vice President and Chief Financial Officer. Prior to joining the Company, from February 2014 to September 2016, Mr. Likosar served as CFO of Gardner Denver, a leading global provider of high-quality industrial equipment, technologies, and services to a broad and diverse customer base through a family of highly recognized brands. Mr. Likosar was responsible for all aspects of the financial function in this role. From November 2008 to February 2014, Mr. Likosar served in various capacities at Dell Inc., a privately owned multinational computer technology company, including as Chief Financial Officer, End User Computing and Operations, and Vice President of Financial Planning and Analysis and Acquisition Integration. Prior to joining Dell, Mr. Likosar spent most of his career at GE across the Appliances, Plastics, and Aviation Divisions. His roles included Chief Financial Officer of Resins (in GE’s Plastics Division) and Chief Financial Officer of Military Systems (in GE’s Aviation Division), in addition to various other roles in the Plastics and Appliances Divisions. Mr. Likosar began his career at GE Appliances as an analyst in the Financial Management Program and holds a bachelor’s degree in Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel.

Daniel M. Bresingham

Daniel M. Bresingham is our Executive Vice President, Commercial. Previously, Mr. Bresingham served as our Executive Vice President and Chief Administrative Officer from March 2018 to December 2018. From September 2017 to March 2018 Mr. Bresingham was our Executive Vice President, Chief Administrative Officer and Treasurer, and from April 2016 to September 2017, Mr. Bresingham was our Treasurer and Assistant Secretary. Prior to that, Mr. Bresingham served as Chief Financial Officer of Prime Security Services Borrower, LLC, a subsidiary of the Company, from July 2015 to October 2016. From April 2010 to June 2015, Mr. Bresingham served as the Chief Financial Officer of Protection One. Prior to joining the Company, Mr. Bresingham served as Chief Financial Officer of Stanley Convergent Security Solutions from January 2007 through April 2010 and was the Controller of HSM Electronic Protection Services from November 2004 to January 2007. Mr. Bresingham also has senior management experience in the telecommunications industry and public accounting experience from his time at Arthur Andersen and PwC. Mr. Bresingham holds a bachelor’s degree in Accounting from the University of Illinois at Urbana-Champaign and an MBA from the University of Chicago.

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EXECUTIVE OFFICERS

Harriet K. Harty

Harriet K. Harty is our Executive Vice President and Chief Administrative Officer. Ms. Harty was our Senior Vice President and Chief Administrative Officer from July 2020 to February 2022. Ms. Harty is a senior business executive with a strong combination of financial acumen, operational excellence and human resources expertise. Prior to joining ADT in July 2020, Ms. Harty served roughly 25 years at Allstate in various leadership roles, including as their Chief Human Resources Officer, and, just prior to ADT, served as the Executive Vice President and Chief Human Resources Officer at Sompo International. Ms. Harty also serves as an advisory board member for After School Matters and has served as a Board Member for Women Employed. She earned a Master of Business Administration in Marketing from the University of Illinois at Chicago and a Bachelor of Science in Accountancy from Northeastern Illinois University in Chicago. She is also a Certified Public Accountant.

Keith F. Holmes

Keith F. Holmes is our Executive Vice President and Chief Revenue Officer as of May 2021. Mr. Holmes previously served as Executive Vice President, Head of Cox Business at Cox Communications, Inc. (“Cox”), where he was responsible for driving the strategic direction of the high-growth division and overseeing all financial, sales, operations, product development and marketing for business customers, including wholesale services for telecom carriers, security solutions and new business ventures. At Cox, Mr. Holmes also had the roles of Senior Vice President – Head of Residential Sales and Senior Vice President – Field Sales, since 2017 and 2014, respectively. Mr. Holmes was also a Vice President at AT&T Mobility. Mr. Holmes has spent over 30 years in the communications industry. Mr. Holmes has a Master of Business Administration from the University of Alabama at Birmingham and a bachelor’s degree from Georgia Institute of Technology.

Marc Jones

Marc Jones is Executive Vice President, Solar. Mr. Jones joined ADT in December 2021 when ADT acquired Sunpro Solar, the company he founded and led since 2008. As a visionary leader in the renewable energy industry, Mr. Jones is passionate about building sustainable companies that make a difference. He was a recipient of the Ernst and Young’s Entrepreneur of the Year Award for the Gulf Coast Region in 2019. Under his leadership, Sunpro Solar was named second largest residential solar contractor in the U.S. by Solar Power World Magazine in 2021. Mr. Jones is a board member for the Gulf States Renewable Energy Industries Association (GSREIA). Before founding Sunpro, Mr. Jones worked as an accountant for Arthur Anderson. He is a U.S. Army veteran and received a bachelor’s degree in accounting from Southeastern Louisiana University.

2022 PROXY STATEMENT	19

EXECUTIVE OFFICERS

David W. Smail

David W. Smail is our Executive Vice President, Chief Legal Officer and Secretary. Prior to joining the Company, from August 2015 to September 2018, Mr. Smail served as Executive Vice President & Chief Legal Officer for Scientific Games Corporation, a leading developer and provider of technology-based products, systems, platforms, and services for the global gaming and lottery industries. Prior to that he held the role of Executive Vice President & General Counsel at Morgans Hotel Group, an international hospitality company, and before that was Executive Vice President and Group General Counsel of global advertising and communications services business Havas S.A. He also was previously a partner in the international law firm Hogan Lovells (previously Hogan & Hartson). Mr. Smail holds a Bachelor of Arts degree, summa cum laude, in Biology and French from Macalester College, and a Juris Doctor degree, cum laude, from Harvard Law School.

Donald M. Young

Donald M. Young is our Executive Vice President and Chief Operating Officer. Previously Mr. Young was our Chief Information Officer and Executive Vice President, Field Operations from December 2018 to April 2021, and our Senior Vice President and Chief Information Officer from September 2017 to December 2018. Mr. Young served as the Chief Operating Officer and Chief Information Officer of Prime Security Services Borrower, LLC from July 2015 to May 2016, and for Protection One from June 2010 to July 2015. Mr. Young joined the alarm industry in 1988 after serving four years in the United States Air Force as a Computer Programmer Analyst. Since then, he has worked as Central Station Manager, Operations and General Manager, Corporate Director, Director of Call Center Operations, Vice President of Information Technology, Chief Information Officer and Chief Operating Officer. Mr. Young is currently President of The Monitoring Association (TMA) and past President of the Partnership for Priority Video Alarm Response (PPVAR). He is also an SSI Alarm Industry Hall of Fame member. Mr. Young holds an Associate of Science degree in Data Processing from the Community College of the Air Force and a Bachelor of Science degree in Information Technology Management from America Military University.

20	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section of the proxy statement describes in detail the Company’s executive compensation philosophy and programs, as well as the compensation decisions made by the Compensation Committee and the factors which were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our NEOs who, for fiscal year 2021, are listed below.

NAME	AGE	TITLE

James D. DeVries	59	President and Chief Executive Officer

Jeffrey A. Likosar	51	Chief Financial Officer and President, Corporate Development

Keith F. Holmes	54	Executive Vice President and Chief Revenue Officer

Daniel M. Bresingham	50	Executive Vice President, Commercial

Donald M. Young	57	Executive Vice President and Chief Operating Officer

James P. Boyce(1)	65	Former President, Chief Business Development Officer

(1)

Mr. Boyce’s employment with the Company ended on May 31, 2021, at which time he continued to consult with the Company, in an advisory capacity, on an as-needed basis, from June 1, 2021 through December 31, 2021.

Executive Compensation - Compensation Discussion and Analysis Table of Contents

2022 PROXY STATEMENT	21

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

2021 Highlights

Our strong customer focus allowed us to deliver full year 2021 results in-line with or above our initial financial outlook while also investing in our foundation for long-term growth.

In our consumer and small business segment (“CSB”), we saw strong demand from our residential customers for our smart home and security solutions. For the full year, we grew our residential net subscribers as we capitalized on this strong demand environment. In addition to growing our subscriber base, more customers are choosing interactive smart home systems. Our strong customer focus and high customer satisfaction was represented in our gross attrition of 13.1% and a revenue payback period of 2.3 years, both relatively consistent year over year.

Full year gross recurring monthly revenue (“RMR”) additions totaled $60.9 million, bringing our end of period RMR balance to $359 million.

We also took several steps to expand our offerings beyond the home, and ultimately to better serve our customers. Our SoSecure mobile app was recognized by Time Magazine as one of the best inventions of 2021. Our SoSecure platform and the unrivaled safety provided by our monitoring service has allowed us to grow partnerships with leading brands like Lyft and DoorDash. We continued to build the framework in support of product launches and our long-term partnership with Google which is based on a shared vision for the future of the smart and helpful home and a steadfast commitment to our customers.

We also saw growth in our business from our Commercial segment and our Solar segment, a new addition to ADT after the acquisition of Sunpro Solar in December 2021. These businesses are producing solid revenue growth with lower capital intensity than our consumer and small business segment, helping improve top-line performance and cash generation.

Chief Executive Officer – Performance Goals

Mr. DeVries’ performance as President and CEO is evaluated using the following categories which are determined by the Compensation Committee: operating results, developing and implementing a long-term strategy, maintaining and motivating a high-performing team, and continued progress in building an inclusive culture through increased representation, recruitment, retention, and/or promotion of underrepresented groups.

In 2021 under Mr. DeVries’ leadership, ADT was able to deliver on its 2021 business objectives by meeting our financial commitments on Gross RMR Additions, Adjusted EBITDA, and Adjusted Free Cash Flow. With a focus on the long-term growth strategy of the Company, Mr. DeVries and his leadership team delivered a fundamentally transformed business by:

•	Creating a smart home business with best-in-class unit economics and compelling incremental subscriber returns;

•	Completing the concept evolution with respect to the Company’s partnership with Google, which is expected to serve as a growth accelerator;

•	Establishing a path to recovery for ADT Commercial with a record national account backlog as of year end 2021 and driving continued growth in the space;

•	Acquiring ADT Solar, which provides a significant opportunity for ADT to continue to expand its ecosystem and unlock significant upside in the high-growth solar space;

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•

Expanding security beyond the home through innovative offerings including the Google Nest Doorbell launch in 2022, the “Canopy” joint venture with Ford in 2022 and SoSecure, ADT’s award-winning personal safety app;

•	Creating substantial free cash flow that the Company can reinvest to drive stockholder value;

•	Producing the Company’s first Sustainable Accounting Standards Board (“SASB”)-aligned disclosure report in 2021; and

•	Leading innovation for the organization and receiving the following awards, accolades and recognition:

•	Customer Service – voted most trusted home security brand by American shoppers in the BrandSpark® Most Trusted Awards (2021);

•	Industry – CES® innovation awards honoree – Blue by ADT Smart Home Hub (2021); and

•	Mobile – TIME’s best inventions – SoSecure (2021); The Monitoring Association and Security Sales & Integration’s Monitoring Technology “Marvel” Award – SoSecure.

Executive Compensation Philosophy

The Company’s executive compensation program is guided by the following principles, which make up our executive compensation philosophy:

Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance, the impact of performance against individual objectives and a focus on producing sustainable long-term growth.

Attract, Promote, and Retain Talented Management Team. We compete for talent with other companies both smaller and larger, and both in our market and in other industries. To attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.

Align Management’s Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of the stockholders and to encourage the creation of long-term value. Therefore, equity awards make up a substantial component of executive compensation.

To reflect these principles, our executive compensation program has three key elements: base salary, annual cash incentive compensation, and long-term equity compensation. We also provide limited perquisites and retirement benefits to our NEOs.

Prior to our initial public offering (“IPO”) in January 2018, each of Messrs. DeVries, Likosar, Bresingham and Young made a direct investment in Prime Security Services TopCo Parent, L.P. (“Prime TopCo LP”) and were granted profit interests under the operating agreement for Prime TopCo LP (the “LP Agreement”), subject to certain vesting conditions of which 50% are subject to performance-based vesting (based on the return achieved by our Sponsor) and the remaining 50% were subject to service-based vesting based on continued employment). Following our IPO, our executive compensation program has continued to have a significant equity compensation component, which aligns the interests of management with the stockholders and promotes a focus on long-term success. We have aimed to ensure that the base salary and target annual incentive levels of each NEO are competitive to retain and appropriately reward our NEOs for their ongoing service and achievements.

We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Each year, our Compensation Committee evaluates our compensation philosophy and each of the elements of our compensation program, and may make adjustments or changes as it deems appropriate.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

	WHAT WE DO	WHAT WE DO NOT DO

We align executive compensation with the interests of the Company’s stockholders	Pay clearly aligned with performance
Executive compensation program designed to ensure majority of value is at-risk
Double-trigger change in control provisions for cash and equity awards

We designed the Company’s executive compensation program to avoid excessive risk and promote sustainable growth	Annual evaluation of risk in compensation programs to ensure mitigation of undue risk
Mix of compensation components (fixed and variable pay, short- and long-term incentives) that encourage focus on both the short- and long-term interests of the Company and its stockholders
Incentive awards with payouts based upon a variety of financial, operational and individual objectives, which minimizes the risk associated with any single performance measure
Pay Recoupment Policy

We adhere to executive compensation best practices	Independent compensation consultant	No repricing of underwater stock options
	Reasonable post-employment/change in control provisions	No inclusion of the value of equity awards in severance calculations
	Limited perquisites	No excise tax gross-ups upon change in control
No hedging, pledging or short sales of our stock is permitted by employees or directors

Process for Determining Executive Officer Compensation (Including NEOs)

Role of Compensation Committee and Board of Directors

Our Compensation Committee is responsible for, among other things, overseeing our overall compensation structure, policies and programs, including assessing whether our compensation structure results in appropriate compensation levels and incentives for executive management and employees, and for reviewing the performance of and approving the compensation awarded to our executive officers and other senior officers who are subject to the filing requirements of Section 16 of the Exchange Act. In addition, our Compensation Committee is responsible for the approval of equity awards to all of our employees, including grants made to our executive officers. Grants to our executive officers are ratified by the full Board of Directors, and the Board of Directors approves, pursuant to Rule 16b-3 of the Exchange Act, the exemption of such grants, acquisition of shares of our Common Stock upon settlement or exercise of such grants, and subsequent dispositions of such shares of our Common Stock from liability under Section 16(b) of the Exchange Act. In addition, the Compensation Committee reviews annually the corporate goals and objectives applicable to the compensation of our executive officers. The Compensation Committee also ratifies, from time to time, the authority of our CEO to approve equity grants to our employees who are not executive officers under our Policy and Procedures for Granting Equity-Based Awards, subject to certain other restrictions as set forth in such policy.

Role of Management

In making determinations with respect to executive compensation for executive officers, our Compensation Committee considers input from the CEO. The CEO provides insight to the Compensation Committee on specific decisions and recommendations related to the compensation of the executive officers other than himself. Our Compensation Committee believes that the input of the CEO with respect to the assessment of individual performance, succession planning, and retention is a key component of the process.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Role of Independent Compensation Consultant

The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its evaluation of executive compensation.

The Board of Directors retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, as its independent external advisor to assist in its evaluation of executive compensation, and to provide insight and market perspective on our current compensation programs. In selecting Pearl Meyer, the Board of Directors reviewed their independence, including the factors prescribed by the SEC, and concluded that there were no conflicts of interest that would preclude them from serving as an independent advisor to the Board. Pearl Meyer does not provide other services to us, except at the direction of our Board of Directors or Compensation Committee. We do not have any other relationships with Pearl Meyer.

Role of External Market Data

The Compensation Committee considers a number of factors in determining target total compensation for each of the Company’s executive officers (including our NEOs). These factors include, but are not limited to, position-specific market data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the median of the Company’s competitive market (including both selected peer companies and the broader competitive market) in the aggregate, it also applies discretion based upon its review of the factors noted above to make individual compensation decisions for the Company’s executive officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including, but not limited to:

•	specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;

•	the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and

•	the retention of key executives the Company believes are critical to its success.

Similarly, the Compensation Committee may target below-median compensation if individuals are new in their roles or are performing a role that is narrower than what is typical in the market.

Peer Group Development

The Compensation Committee, with the assistance of Pearl Meyer, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies, it is not the sole factor in the decision-making process. The Compensation Committee also considers general industry data from third-party providers in its review of compensation for our executive officers (including our NEOs). Neither the Compensation Committee nor management has any input into the companies included in these general industry surveys. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected	How Peer Group Data is Utilized

•  Similar or related industry sector

•  Generally focused on business models that generate subscription-based recurring revenue

•  Provide a technology-enabled service

•  Primarily business-to-consumer (B2C) focused, although companies that are business-to-business (B2B) focused are also considered

•  Generally between $2 billion and $10 billion in revenue

•  As an input in determining base salaries, annual incentive targets and long-term incentive award targets

•  As an input in the design of compensation plans

•  To validate whether our executive compensation program is aligned with Company performance

•  To benchmark the form and mix of equity awards granted to our employees

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee will review the peer group periodically to determine whether any significant changes to the business conditions of the Company or any of its peers would warrant any changes to the peer group. In October 2021, the Compensation Committee approved changes for the 2022 peer group increasing the sample size from 12 to 16 companies with a greater emphasis on technology focused companies with high prevalence across all key business model criteria.

2021 Peer Group	Updates for 2022	2022 Peer Group

The Brink’s Company	~~Spotify Technology S.A.~~	Akamai Technologies, Inc.

Cintas Corporation	~~Expedia Group, Inc.~~	The Brink’s Company

Equifax Inc.	~~Twitter, Inc.~~	Cintas Corporation

Expedia Group, Inc.	New: Akamai Technologies, Inc.	Equifax Inc.

H&R Block, Inc.	New: Frontier Communications Parent	Frontier Communications Parent

Republic Services, Inc.	New: NCR Corporation	H&R Block, Inc.

Rollins, Inc.	New: NetApp, Inc.	NCR Corporation

Sirius XM Holdings Inc.	New: Rockwell Automation, Inc. A	NetApp, Inc.

Spotify Technology S.A.	New: Trimble Inc.	Republic Services, Inc.

Telephone and Data Systems, Inc.	New: VMware, Inc.	Rockwell Automation, Inc.

Terminix Global Holdings, Inc		Rollins, Inc.

Twitter, Inc.		Sirius XM Holdings Inc.

Telephone and Data Systems, Inc.

Terminix Global Holdings, Inc

Trimble Inc.

VMware, Inc.

2021 Advisory Vote on Executive Compensation

At our 2021 Annual Meeting, over 99% of the shares voted were cast in favor of our advisory vote to approve the compensation of our NEOs.

We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance, and align executive pay with the Company’s performance. The compensation committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2—Advisory Vote to Approve the Compensation of our Named Executive Officers” for additional information.

Elements of Executive Compensation

The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. A significant majority of our NEOs’ total direct compensation is performance-based and at-risk. The Company also provides various benefit and retirement programs, as well as an annual executive physical for our NEOs (and executive officers). The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element, and the reason for inclusion in the executive compensation program.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DASHBOARD

Fiscal Year 2021

Annual Total Direct Compensation

Other Elements of Compensation

Benefits	Retirement Programs	Perquisites

•  To promote the health, wellness, and well-being of executives

•  Includes medical, dental, and disability plans

•  The NEOs are eligible to participate in the same benefit plans applicable to the Company’s employee population as a whole

•  The NEOs generally are eligible to participate in the same basic retirement plan available to the Company’s non-union employee population as a whole

•  Includes both a retirement savings plan and a deferred compensation plan

•  The Company generally believes that providing perquisites to our executives that are not provided to the employee population as a whole is not aligned with stockholder interests and best practices

•  As a limited exception, our CEO is provided reimbursement of certain travel and housing expenses on a grossed-up for taxes basis each calendar year and certain executives, including the NEOs, are eligible to receive an annual physical examination at the Company’s expense

•  Additional detail can be found in this section under the heading “Executive Benefits and Limited Perquisites.”

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Each NEO is party to an employment agreement or offer letter that provides for a fixed base salary, subject to annual review. Base salaries may be increased, but may not be decreased. The Compensation Committee reviews base salary levels on an annual basis to determine whether the base salary level is appropriate given the NEO’s job responsibilities, experience, value to the Company, and market pay level. Base salary levels are determined by taking into consideration all elements of compensation as a whole, and are based on individual position, experience, and competitive market base salaries for similar positions.

In February 2021, the Compensation Committee approved base salary increases, effective March 28, 2021, as shown in the table below.

The following are the actual base salaries for each NEO as of December 31, 2020 and 2021, respectively (actual salary paid in respect of 2021 appears in the Summary Compensation Table).

Name	Base Salary December 31, 2020	Base Salary December 31, 2021	Increase %

James D. DeVries	$1,025,000	$1,050,000	2.4%

Jeffrey A. Likosar	$666,250	$682,906	2.5%

Daniel M. Bresingham	$533,000	$546,325	2.5%

Keith F. Holmes(i)	$—	$600,000	(i	)

Donald M. Young	$533,000	$546,325	2.5%

James P. Boyce(ii)	$655,000	$—	(ii	)

(i)	Mr. Holmes began his employment with the company on May 28, 2021.

(ii)

Mr. Boyce’s employment with the Company ended on May 31, 2021, at which time he continued to consult with the Company in an advisory capacity, on an as-needed basis from June 1, 2021 through December 31, 2021.

Annual Incentive Compensation

The second component of executive officer compensation is an annual cash incentive based on the Company’s performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance metrics each year to reflect changing objectives and to emphasize those that may be of special importance for a particular year. Through the annual incentive program, we seek to provide an appropriate amount of short-term cash compensation that is at-risk and tied to the achievement of certain short-term performance goals.

For 2021, the target bonus opportunities for our NEOs were as follows:

Name	Target Bonus % of Base Salary

James D. DeVries	125%

Jeffrey A. Likosar	100%

Daniel M. Bresingham	100%

Keith F. Holmes	100%

Donald M. Young	100%

James P. Boyce	100%

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

For the 2021 fiscal year, the annual incentive plan (the “2021 AIP”) was approved with a design that reflects the Company’s focus as a primarily subscriber-based business with significant RMR. The metrics utilized in the 2021 AIP were selected to drive results in those categories that we believed would have the most significant impact on the success of our subscriber-based business. The metrics utilized for the 2021 fiscal year, as well as the respective weightings for each metric, are set forth below.

Performance Metric	Weighting	Target	Actual Performance(c)	Performance as a % of Target	Weighted Average Payout

Adjusted EBITDA excluding Solar ($Millions)(a)	50%	$2,150	$2,207	102.7%	78.5%

Gross RMR Additions (excluding wholesale) ($Millions)(b)	50%	$61.7	$60.9	98.7%	47.1%

TOTAL					125.6%

(a)

We define Adjusted EBITDA as net income or loss adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other; (vii) losses on extinguishment of debt; (viii) radio conversion costs, net; and (ix) other income/gain or expense/loss items such as impairment charges, financing and consent fees, or acquisition-related adjustments.

(b)	RMR that was added during the period from contractual recurring fees for monitoring and other recurring services provided to our customers, excluding contracts monitored but not owned.

(c)	The Actual Performance indicated in the table is based on 2021 performance excluding the acquisition of Sunpro Solar, which was acquired on December 8, 2021.

The following table summarizes the calculation of bonuses for fiscal year 2021 paid to each of the NEOs.

Name	Base Salary	Bonus Target %	Bonus Target	Business Performance	Actual Bonus Paid for Fiscal Year 2021

James D. DeVries	$1,050,000	125%	$1,312,500	125.6%	$1,648,500

Jeffrey A. Likosar	$682,906	100%	$682,906	125.6%	$857,730

Daniel M. Bresingham	$546,325	100%	$546,325	125.6%	$686,184

Keith F. Holmes(1)	$600,000	100%	$600,000	125.6%	$753,600

Donald M. Young	$546,325	100%	$546,325	125.6%	$686,184

James P. Boyce(2)	$655,000	100%	$655,000	125.6%	$340,342

(1)

Mr. Holmes has served as our Executive Vice President and Chief Revenue Officer since May 28, 2021. In accordance with his offer letter, his 2021 AIP incentive award was based on the full calendar year results. The actual bonus payment is based on the actual level of achievement of the applicable performance goals for the year.

(2)

Mr. Boyce served as our President, Chief Business Development Officer until his separation from the Company on May 31, 2021, at which time he continued to consult with Company in an advisory capacity, on an as-needed basis from June 1, 2021 through December 31, 2021. In accordance with the terms of the Annual Incentive Plan his 2021 AIP award target was based on the number of days worked during the performance period. The actual bonus payment is based on the actual level of achievement of the applicable performance goals for the year and his individual performance until his separation from the Company.

Non-GAAP Measures – Adjusted EBITDA

We believe the presentation of Adjusted EBITDA is useful as it provides investors additional information about our operating profitability adjusted for certain non-cash items, non-routine items we do not expect to continue at the same level in the future, as well as other items not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

compensation expense; (vi) merger, restructuring, integration, and other; (vii) losses on extinguishment of debt; (viii) radio conversion costs, net; and (ix) other income/gain or expense/loss items such as impairment charges, financing and consent fees, or acquisition-related adjustments.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with net income or loss as calculated in accordance with GAAP.

A reconciliation of Adjusted EBITDA as used in our 2021 AIP to its most comparable GAAP metric is included in this proxy statement as Exhibit A.

Long-Term Equity Compensation

The Company’s long-term incentive compensation program is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is important to ensure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. The annual equity award grant process occurs in conjunction with our annual assessment of individual performance and potential and takes into account the competitive compensation landscape. In addition to annual grants, the Company may make equity grants in certain other circumstances, such as for new hires or promotions, or to recognize an individual’s extraordinary contributions to the Company.

Our Board of Directors adopted, and our stockholders approved, our 2018 Omnibus Incentive Plan (as amended, the “Omnibus Incentive Plan”), pursuant to which we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards as permitted under the Omnibus Incentive Plan. The Omnibus Incentive Plan is designed to align the interests of our management team with our stockholders.

2021 Long-Term Incentive Plan Equity Awards

For fiscal year 2021, awards of equity under our annual long-term incentive program (the “2021 LTIP”) were delivered to employees in the form of RSUs. The following table describes the general terms and conditions applicable to awards under our 2021 LTIP:

Grant Type	Vesting	Other Terms & Conditions
RSUs	Generally, one-third per year, subject to continued employment through each applicable vesting date.	Accumulate dividend equivalent units with respect to dividends, which vest in accordance with the vesting of the underlying RSU award.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Target 2021 long-term incentive opportunities for Messrs. DeVries, Likosar, Bresingham and Young, were approved in early 2021. Mr. Holmes’ 2021 long-term incentive opportunity was set forth in his offer letter when he was hired in May 2021. No long term incentive awards were granted to Mr. Boyce in 2021. Prior to the approval of the 2021 long-term incentive opportunities for our NEOs, the Compensation Committee reviewed and determined that the amounts remain market competitive. Target 2021 long-term incentive opportunities and the number of RSUs awarded to our NEOs are set forth in the table below:

Name	Aggregate Value of 2021 LTI Award	RSUs Awarded (#)

James D. DeVries	$4,612,500	595,930

Jeffrey A. Likosar	$1,000,000	129,198

Daniel M. Bresingham	$600,000	77,519

Keith F. Holmes(1)	$3,300,000	303,030

Donald M. Young	$600,000	77,519

(1)

The 2021 target long-term incentive opportunity for Mr. Holmes reflects his sign-on equity award opportunity. Further details of Mr. Holmes’ sign-on equity award are described following the tabular disclosure below under the headings "—Employment Arrangements" and “—Potential Payments upon Termination or Change in Control.”

Employment Arrangements

Each of our NEOs is party to an employment agreement or offer letter with one of our operating subsidiaries, which specifies the terms of the executive’s employment, including certain compensation levels, and is intended to assure us of the executive’s continued employment and to provide stability in our senior management team. In addition to the terms of these employment arrangements described under the heading “—Employment Arrangements” which follows the Summary Compensation Table below, the employment agreement or offer letter provides for certain severance payments and benefits following a termination of employment under certain circumstances. For details on the severance payments and benefits payable to each of our NEOs, see “—Potential Payments upon Termination or Change in Control.”

Supplemental Savings and Retirement Plan

All of our NEOs are eligible to participate in the ADT Supplemental Savings and Retirement Plan (the “SSRP”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for executives in certain career bands. The SSRP provides eligible employees the opportunity to:

•	contribute retirement savings in addition to amounts permitted under the ADT Retirement Savings and Investment Plan (the “RSIP”);

•	defer compensation on a tax-deferred basis and receive tax-deferred market-based growth; and

•	receive any Company contributions that were reduced under the RSIP due to Internal Revenue Service (“IRS”) compensation limits.

Executive Benefits and Limited Perquisites

The Company’s executive officers, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including defined contribution savings plans (e.g., the RSIP), medical, dental and life insurance plans and long-term disability plans, as well as discounts on the services we provide. Additionally, the Company provides relocation benefits when a move is required. None of the NEOs participate in a defined benefit pension plan.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

We provide limited perquisites to our NEOs, including an annual executive physical for all of our NEOs. Mr. DeVries is also entitled to reimbursement for certain personal housing expenses and certain work-related travel expenses that, in each case, do not qualify as reimbursable business-related expenses, up to an annual maximum of $75,000 and an additional income tax gross-up payment related to such actual taxable reimbursements incurred.

Severance Benefits

Other than Messrs. DeVries, Likosar, Bresingham and Young, certain of our executive officers, including Mr. Holmes, may be eligible for certain benefits under either The ADT Inc. Severance Plan for U.S. Officers and Executives (the “Severance Plan”) or The ADT Corporation Change in Control Severance Plan (the “CIC Severance Plan”), depending upon the circumstances leading to their termination of service or employment with the Company. In the case of the CIC Severance Plan, a “double trigger” is required (i.e., a change in control, plus a qualifying termination of employment) before benefits become available to the executives covered by that plan. We believe that the benefits available to executives under this plan are equitable in comparison to the broader market. Details with respect to the key provisions of the severance plans currently in effect and the payments and benefits that would be payable under the plans are set forth in the section titled “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the terms of his offer letter, Mr. Boyce was entitled to receive severance payments and benefits under the Defenders Executive Change in Control Severance Plan (the “Defenders Severance Plan”), a plan we acquired in connection with our acquisition of Defenders, LLC. Upon Mr. Boyce’s retirement from the Company on May 31, 2021, which was deemed by the Company to be a termination without cause for purposes of the Defenders Severance Plan, he was provided payments and benefits under the Defenders Severance Plan.

Severance for our other NEOs is pursuant to the terms of their respective employment agreements. Details with respect to the payments and benefits that would be payable under the plans or under the employment agreements to each of our NEOs, as applicable, are set forth in the section titled “—Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies and Practices

Insider Trading Policy and Equity Transaction Pre-Approval

The Company maintains an insider trading policy, applicable to all employees and directors, which prohibits the Company’s personnel from: (i) buying, selling, donating, or engaging in transactions in the Company’s securities at any time while aware of material non-public information about the Company; (ii) buying or selling securities of other companies at any time while aware of material non-public information about those companies that they become aware of as a result of business dealings between the Company and those companies; (iii) recommending to another person that they buy, hold, or sell Company securities; or (iv) disclosing material non-public information to any unauthorized persons outside the Company. Each of the Company’s directors and Section 16 Officers, as well as any member of management who reports directly to the CEO, is required to receive the approval of the Company’s Chief Legal Officer prior to entering into any transaction in Company securities. This approval applies to each of our NEOs. Generally, trading by our directors, the Executive Officers, and a limited group of other Company employees is permitted only during announced “open window” trading periods that follow the public release of the Company’s quarterly earnings. Those who are subject to these trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open window and must be approved by the Company’s Chief Legal Officer. The Company intends for trading plans to include a minimum 30-day “cooling off” period before the plan becomes effective, and the trading plans may not be amended during their term. Directors and employees, including the NEOs, bear full responsibility for any violation of the Company’s insider trading policy.

Anti-Hedging and Short Sale Policy

The insider trading policy maintained by the Company contains a provision which specifically prohibits all Company personnel from engaging in hedging transactions, including buying and selling puts, calls, options or other derivatives in respect of the Company’s securities. The insider trading policy prohibits all Company personnel from selling Company securities short.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Anti-Pledging/Purchases of Company Securities on Margin

The insider trading policy maintained by the Company contains a provision which specifically prohibits all Company personnel from pledging Company securities or purchasing Company securities on margin, provided pledges existing at the time such prohibition was established in July 2021 were permitted to remain in existence.

Equity Grant Practices

The Company’s practice is to grant annual equity awards to eligible employees on or after the second trading day after financial and other information about the Company has been widely released through a press release, newswire or periodic report filed with the SEC. This timing ensures that annual equity grants are made at a time when the market has the greatest amount of information concerning the Company’s performance, including its financial condition and results of operations, as is reasonably possible. All other equity grants during the year, which are generally comprised of new hire awards or other one-time grants, are made in conjunction with the Company’s Policy and Procedures for Granting Equity-Based Awards.

Pay Recoupment (Clawback) Policy

To encourage sound financial reporting and increase individual accountability, the Company’s pay recoupment policy provides that, in addition to any other remedies available to it and subject to applicable law, the Company may recover any incentive compensation (whether in the form of cash or equity) paid by the Company to any current or former executive officer that resulted from any restatement of the reported financial results of the Company or one of its segments, if any, due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such individual’s fraud, willful misconduct or gross negligence. Our Compensation Committee has the sole discretion to make any and all determinations under this policy and will periodically review this policy to determine whether any changes are warranted.

Stock Ownership Guidelines

The Company’s stock ownership guidelines help further align the long-term interests of our independent directors and our management with the long-term interests of our stockholders. For purposes of determining an executive’s compliance with the guidelines, shares that count toward compliance are actual shares owned and unvested time-based RSUs. No stock options or unearned performance shares count toward guideline achievement. Under these guidelines, certain individuals are required to own a multiple in value of their equity to their annual base salary or, in the case of our independent directors, their annual cash retainer, before they can sell any of their shares of Common Stock as follows:

Position	Multiple of Annual Base Salary or Annual Cash Retainer

CEO	6x

CFO	3x

Executive Officers and CEO Management Direct Reports	2x

CEO Designees	2x

Independent Directors	5x

Tax and Accounting Considerations

Section 162(m) of the Code

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.

Section 162(m) of the Code provided a transition relief period exception, which will lapse in 2022, pursuant to which the deduction limit under Section 162(m) of the Code does not apply to certain compensation paid (or, in some cases, granted)

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations.

These tax effects are only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where the Company believes it is appropriate to do so.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

The employment agreements with Messrs. DeVries, Likosar, Bresingham and Young, each provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax. We do not provide excise tax gross-ups to our NEOs.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Members of the Compensation Committee:

Marc E. Becker, Chairman

Andrew D. Africk

Reed B. Rayman

The Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

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Summary Compensation Table

The information set forth in the following table reflects compensation paid to or earned by the NEOs for fiscal years 2021, 2020 and 2019. The table reflects total compensation earned beginning in the later of fiscal year 2019 or the year an individual first became a NEO.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5)(6) ($)	Total ($)

James D. DeVries	2021	1,043,269		4,612,498		1,648,500	175,525	7,479,792
President and Chief Executive Officer	2020	1,018,269		8,827,151	2,104,302	1,927,000	265,571	14,142,293
	2019	1,000,000		3,941,997	2,250,000	853,750	1,297,512	9,343,259

Jeffrey A. Likosar	2021	678,422	67,098	999,993		857,730	52,758	2,656,001
Chief Financial Officer and President,	2020	661,875	63,177	5,432,607	2,155,584	1,002,040	91,226	9,406,509
Corporate Development	2019	575,646	39,643	2,233,696	499,999	443,950	949,169	4,742,103

Daniel M. Bresingham	2021	542,738		599,997		686,184	36,530	1,865,449
Executive Vice President, Commercial	2020	529,500		5,138,070	2,206,873	692,900	77,683	8,645,026
	2019	517,308		2,158,418	299,999	355,160	964,587	4,295,472

Keith F. Holmes	2021	336,923		3,299,997		753,600	115,414	4,505,934
Executive Vice President and Chief Revenue Officer

Donald M. Young	2021	542,738		599,997		686,184	43,476	1,872,395
Executive Vice President and Chief Operating Officer	2020	529,500		5,138,070	2,206,873	801,632	77,083	8,753,158
	2019	517,308		2,158,418	299,999	355,160	967,187	4,298,072

James P. Boyce(7)	2021	319,168				340,342	2,712,955	3,372,465
Former President, Chief Business Development Officer	2020	665,375	1,000,000	625,000	511,787	985,120	544,157	4,331,439

(1)

The amounts in this column represent for Mr. Likosar the value of a distribution bonus (in respect of accrued distributions on the Class A-2 Units of Prime TopCo LP underlying Mr. Likosar’s retention bonus paid to Mr. Likosar in connection with the vesting of the second, third, and fourth installments of the retention bonus, payable in accordance with the terms of his employment agreement). For Mr. Boyce the amount represents the value of the discretionary transaction bonus paid to him upon the successful completion of the sale of Defenders, LLC to ADT Inc. in January 2020.

(2)	The values in the “Stock Awards” column for fiscal years 2021, 2020, and 2019 reflect the following:

•

2021: The grant date fair value of RSU awards made to Messrs. DeVries, Likosar, Bresingham and Young, in connection with the 2021 LTIP and the grant date fair value of a RSU award made to Mr. Holmes on July 1, 2021.

•

2020: The grant date fair value of RSU awards made to Mr. Boyce on February 2, 2020 in connection with his employment at ADT and the grant date fair value of RSU awards made to Messrs. DeVries, Likosar, Bresingham and Young in connection with: (i) the 2020 LTIP; and (ii) the 2020 Special Equity Awards.

•

2019: The grant date fair value of RSU awards made to Messrs. DeVries, Likosar, Bresingham and Young in connection with the 2019 LTIP and a non-cash accounting charge representing the incremental fair value associated with the 2019 modification in connection with the amendment of the Performance Tranche of the Distributed Shares, in each case computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”). The increase in fair value associated with the 2019 modification in connection with the amendment of the Performance Tranche of the Distributed Shares is as follows: Mr. DeVries $1,692,001; Mr. Likosar $1,733,697; Mr. Bresingham $1,858,422; and Mr. Young $1,858,422.

•

The assumptions used in the valuation of stock-based awards are discussed in Note 10 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)	The values in the “Option Awards” column for fiscal years 2020 and 2019 reflect the following:

•

2020: The fair value associated with the grant of non-qualified stock options made to Mr. Boyce on February 3, 2020 in connection with his employment at ADT and the fair value associated with the grant of non-qualified stock options made in connection with 2020 Special Equity Awards to Messrs. DeVries, Likosar, Bresingham and Young.

•	2019: The fair value associated with the grant of non-qualified stock options made in connection with 2019 LTIP.
•

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards calculated in accordance with FASB ASC Topic 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 10 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

(4)

The amounts reported in this column were earned under our annual cash incentive bonus program for the applicable year, which is described above. See “Executive Compensation—Annual Incentive Compensation.”

(5)	SSRP employer contributions are reported in the year earned rather than the successive year when the contribution amount is finalized.

(6)	Details with respect to the amounts in this column are set forth in the “All Other Compensation” table below.

(7)

James P. Boyce separated from the Company on May 31, 2021, at which time he continued to consult with the Company in an advisory capacity, on an as-needed basis from June 1, 2021 through December 31, 2021. Base salary includes the balance of unused paid time off.

Summary Compensation Table—All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table for each NEO are shown in the following table.

Name	Fiscal Year	Retirement Plan Contributions(a) ($)	Miscellaneous(b) ($)	Total All Other Compensation ($)

James D. DeVries	2021	84,451	91,074	175,525

Jeffrey A. Likosar	2021	50,711	2,047	52,758

Daniel M. Bresingham	2021	35,132	1,398	36,530

Keith F. Holmes	2021	16,846	98,568	115,414

Donald M. Young	2021	40,568	2,908	43,476

James P. Boyce	2021	16,232	2,696,723	2,712,955

(a)	Amounts represent matching contributions made by the Company on behalf of each NEO to its tax-qualified 401(k) RSIP and to its non-qualified SSRP, as applicable.

(b)

Miscellaneous compensation in fiscal year 2021 includes: (i) for Mr. DeVries, $27,840 related to certain reimbursed housing expenses and approximately $26,315 in certain work-related travel expenses that did not qualify as reimbursable business expenses. In addition, Mr. DeVries received an additional payment in 2021, equal to $35,136, as a gross up for the taxes on the aforementioned expenses; (ii) the value of Company-paid contributions for life insurance benefits for all NEOs; (iii) relocation benefits valued at $98,010 for Mr. Holmes and (iv) Severance payment in the amount of $2,669,232 which includes a tax gross up payment for benefit costs made to Mr. Boyce as described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements” and $27,000 in consulting fees.

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Grants of Plan-Based Awards in Fiscal 2021 Table

The following table shows grants of plan-based awards granted to our NEOs during fiscal year 2021. All numbers have been rounded to the nearest whole dollar or share.

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Type		Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
					(a)	(b)	(c)	(d)	(e)	(f)	(g)

James D. DeVries	2021 AIP	(2)			656,250	1,312,500	2,625,000	—	—	—	—

	LTIP-RSU	(3)	3/1/2021	3/1/2021	—	—	—	595,930	—	—	4,612,498

Jeffrey A. Likosar	2021 AIP	(2)			341,453	682,906	1,365,812	—	—	—	—

	LTIP-RSU	(3)	3/1/2021	3/1/2021	—	—	—	129,198	—	—	999,993

Daniel M. Bresingham	2021 AIP	(2)			273,163	546,325	1,092,650	—	—	—	—

	LTIP-RSU	(3)	3/1/2021	3/1/2021	—	—	—	77,519	—	—	599,997

Keith F. Holmes	2021 AIP	(2)			300,000	600,000	1,200,000	—	—	—	—

	LTIP-RSU	(3)	7/1/2021	7/1/2021	—	—	—	303,030	—	—	3,299,997

Donald M. Young	2021 AIP	(2)			273,163	546,325	1,092,650	—	—	—	—

	LTIP-RSU	(3)	3/1/2021	3/1/2021	—	—	—	77,519	—	—	599,997

James P. Boyce	2021 AIP	(2)(4)			327,500	655,000	1,310,000	—	—	—	—

(1)

Amounts in this column show the grant date fair value of the RSU awards granted to the NEOs. These amounts reflect the fair value of the entire amount of the award calculated in accordance with FASB ASC Topic 718. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s Common Stock on the date of grant.

(2)

Under our 2021 AIP, each NEO is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation.” Amounts reported in columns (a) through (c) represent the potential amount of the bonus if performance goals were attained at certain threshold, target, or maximum levels.

(3)	Amounts represent grants of RSUs with respect to our long-term incentive program and are described more fully in the Outstanding Equity Awards at Fiscal 2021 Year-End Table.

(4)	2021 AIP target for Mr. Boyce was prorated based on the number of days worked during the performance period.

Employment Arrangements

James D. DeVries

Mr. DeVries is party to an amended and restated employment agreement with ADT LLC dated September 4, 2018, which was subsequently amended on November 30, 2018, pursuant to which he serves as our President and CEO. The employment agreement had an initial term beginning on May 23, 2016, through May 23, 2021, and extends automatically for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. DeVries’ target annual bonus is currently 125% of base salary. Mr. DeVries participates in our long-term incentive plan, and is eligible to receive long-term incentive awards with a target value equal to 450% of his base salary. He is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. DeVries’ employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

Jeffrey A. Likosar

Mr. Likosar is party to an amended and restated employment agreement with ADT LLC dated December 19, 2017, pursuant to which he serves as our Chief Financial Officer and President, Corporate Development. The employment agreement had an initial term beginning on October 17, 2016, through October 17, 2021, and extends automatically for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Likosar’s target annual bonus is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

On October 15, 2018, in lieu of and in full satisfaction of paying that certain retention bonus award described in Mr. Likosar’s employment agreement, the Board of Directors instead, as contemplated in Mr. Likosar’s employment agreement, approved a one-time grant of restricted shares of our Common Stock having an aggregate grant date value equal to the value of all unpaid installments of the retention bonus award (“Retention Shares”), which vested ratably on October 17 of each of 2018, 2019, 2020 and 2021. Mr. Likosar’s restricted stock award agreement provides that on each vesting date, in lieu of and in full satisfaction of the distribution bonus obligations in his employment agreement described above, he shall receive an amount equal to $35,720.12 (representing the value of accrued distributions made prior to October 15, 2018, with respect to the Class A-2 Units previously apportioned to each tranche of the retention bonus award), plus an amount equal to the product of (x) the aggregate per-share amount of dividends and other distributions declared by the Company and paid to holders of our Common Stock following October 15, 2018, multiplied by (y) the number of restricted shares of our Common Stock that vest on each such vesting date, less applicable withholding (each such cash payment, a “Distribution Bonus”). This award became fully vested on October 17, 2021.

Mr. Likosar’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

Keith F. Holmes

Mr. Holmes is party to an offer letter with ADT LLC dated April 22, 2021, pursuant to which he serves as our Executive Vice President and Chief Revenue Officer. Under the terms outlined in his offer letter, Mr. Holmes’ annual base salary is subject to annual review and may be adjusted based on his and the Company’s performance. In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Holmes’ target annual bonus is 100% of base salary. He received a one-time sign-on equity award of RSUs with a grant date value of $3,300,000, as further detailed above in “Grants of Plan-Based Awards in Fiscal 2021.” Mr. Holmes is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, relocation reimbursement, retirement, medical and welfare benefits.

Mr. Holmes’ employment relationship established by the offer letter is an at-will arrangement which provides that he is eligible to participate in the Severance Plan and the CIC Severance Plan, which provide for severance benefits to be paid in the event of employment termination in certain circumstances, and also includes post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

Daniel M. Bresingham

Mr. Bresingham is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which he currently serves as our Executive Vice President, Commercial. The employment

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agreement had an initial term beginning on July 1, 2015, through July 1, 2020, and now automatically extends for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Bresingham’s target annual bonus is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Bresingham’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

Donald M. Young

Mr. Young is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, as amended on May 3, 2019, pursuant to which he serves currently as our Executive Vice President and Chief Operating Officer. The employment agreement had an initial term beginning on July 1, 2015, through July 1, 2020, and now automatically extends for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Young’s target annual bonus is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Young’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

James P. Boyce

Mr. Boyce was party to an offer letter with ADT LLC dated February 3, 2020, pursuant to which he served as our President, Chief Business Development Officer until his retirement on May 31, 2021. Under the terms outlined in his offer letter, Mr. Boyce’s annual base salary was subject to annual review and could be adjusted based on his and the Company’s performance. In addition, he was eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Boyce’s target annual bonus was 100% of base salary. He received a one-time sign-on equity award of Stock Options and RSUs. Mr. Boyce was eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, relocation reimbursement, retirement, medical and welfare benefits.

Mr. Boyce participated in the Defenders Severance Plan, which provided for severance benefits to be paid in the event of employment termination in certain circumstances, and also included post-termination restrictive covenant provisions. Mr. Boyce’s employment with the Company ended on his retirement on May 31, 2021, and his separation was treated as a termination without cause for purposes of the Defenders Severance Plan. The payment and benefits Mr. Boyce received upon his separation from the Company are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” for additional details regarding the annual cash bonus program for our NEOs and see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Compensation” for a discussion of the material terms of the equity awards reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2021 Table.”

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Distributed Shares and Top-Up Options

Each of Messrs. DeVries, Likosar, Bresingham, and Young hold restricted shares of the Company’s Common Stock that were distributed to each of them in connection with the redemption of his entire Class B interest in Prime TopCo LP in connection with our IPO in 2018 (the “Distributed Shares”). Fifty percent of the Distributed Shares of each award were subject to service-based vesting conditions and have since fully vested. The remaining 50% of the Distributed Shares of each award are scheduled to vest only upon satisfaction of certain performance thresholds (the “Performance Tranche”). Fifty percent of the Performance Tranche will vest only if, as of any measurement date (i.e., any date on which our Sponsor receives cash distributions and/or cash proceeds in respect of Class A Units in Prime TopCo LP) our Sponsor achieves a multiple of invested capital (“MOIC”) of 1.75, and the remaining 50% of the Performance Tranche will vest only if, as of any measurement date, our Sponsor achieves a MOIC of 2.0.

In addition, each individual who received Distributed Shares also received a grant of stock options under the Omnibus Incentive Plan (the “Top-Up Options”). The unvested portion of the Top-Up Options is eligible to vest pursuant to the same vesting schedule as the unvested Distributed Shares held by the recipient of such stock options. The portion of the Top-Up Options that was subject to service-based vesting conditions is fully vested. The portion of the Top-Up Options that was subject to performance-based vesting conditions is referred to herein as the “Tranche B Option.”

Beginning February 21, 2020, and annually thereafter, 20% of the Performance Tranche of the Distributed Shares and the shares of Common Stock subject to the Tranche B Option, which are both subject to performance-based vesting conditions, will cease to be at risk of forfeiture due to the individual’s termination of employment (other than a termination for cause) (i.e., they will no longer require continued service in order to vest); provided, that the vesting of all such shares will remain subject to the previously established return hurdles and will be forfeited if such return hurdles are not achieved. Following an individual’s termination of employment (other than for cause) on or after February 21, 2020, the portion of the individual’s Distributed Shares subject to the performance based vesting conditions and the Tranche B Option as to which the risk of service-based forfeiture has lapsed will remain outstanding and eligible to vest based on the achievement of the return hurdles.

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Outstanding Equity Awards at Fiscal 2021 Year-End Table

The following table shows equity awards outstanding as of December 31, 2021 for each of the NEOs. All numbers have been rounded to the nearest whole dollar or unit.

			Option Awards(1)				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(8)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

James D. DeVries	1/18/2018	(2)	775,707	775,706	13.30	1/18/2028	1,749,131	14,710,192	1,119,194	9,412,422

	1/18/2018	(3)	288,865		13.30	1/18/2028

	9/4/2018	(4)	1,000,000		8.49	9/4/2028

	3/14/2019	(5)	717,703	358,852	5.48	3/14/2029

	3/9/2020	(6)	400,819	801,639	5.27	3/9/2030

Jeffrey A. Likosar	1/18/2018	(2)	794,822	794,821	13.30	1/18/2028	720,792	6,061,861	1,146,774	9,644,369

	1/18/2018	(3)	131,302		13.30	1/18/2028

	3/14/2019	(5)	159,489	79,745	5.48	3/14/2029

	3/9/2020	(6)	410,587	821,175	5.27	3/9/2030

Daniel M. Bresingham	1/18/2018	(2)	712,320	712,319	13.30	1/18/2028	613,972	5,163,505	1,229,275	10,338,203

	1/18/2018	(3)	78,781		13.30	1/18/2028

	3/14/2019	(5)	95,963	47,847	5.48	3/14/2029

	3/9/2020	(6)	420,356	840,714	5.27	3/9/2030

Keith F. Holmes							304,301	2,559,171

Donald M. Young	1/18/2018	(2)	712,320	712,319	13.30	1/18/2028	613,972	5,163,505	1,229,275	10,338,203

	1/18/2018	(3)	78,781		13.30	1/18/2028

	3/14/2019	(5)	95,963	47,847	5.48	3/14/2029

	3/9/2020	(6)	420,356	840,714	5.27	3/9/2030

James P. Boyce	2/3/2020	(7)		154,386	6.25	2/3/2030	68,921	579,626

(1)	Represents stock options granted under the Omnibus Incentive Plan. Stock options granted to the NEOs expire on the 10th anniversary of the grant date.

(2)

Represents the Top-Up Options granted under the Omnibus Incentive Plan in connection with the redemption of each NEO’s Class B Units. The performance-based stock options (i.e., the Tranche B Option) reflected in column (c) will vest as of any measurement date if, and to the extent that, our Sponsor receives specified levels of its invested capital in the Company. See “Distributed Shares and Top-Up Options” above for a discussion of the Performance Tranche vesting criteria.

(3)	Represents stock options granted in connection with our IPO, which are fully vested.

(4)	Represents stock options granted in connection with Mr. DeVries’ promotion to the role of CEO which became fully vested on December 1, 2021.

(5)

Represents stock options granted as part of the 2019 LTIP. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

(6)

Represents stock options granted as part of the 2020 Special Equity Awards. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

(7)

Represents stock options granted to Mr. Boyce on February 3, 2020. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

(8)

Represents unvested RSUs granted under the Omnibus Incentive Plan and also includes dividend equivalent units granted with respect to such RSUs in connection with dividends paid on the Company’s Common Stock following the grant date. The table below shows on a grant-by-grant basis the vesting schedules related to the unvested RSU awards.

(9)

Represents unvested Distributed Shares subject to performance-based vesting requirements (i.e., the Performance Tranche). These performance-based Distributed Shares will vest as of any measurement date if, and to the extent that, our Sponsor receives specified levels of its invested capital in the Company. See “Distributed Shares and Top-Up Options” above for a discussion of the Performance Tranche vesting criteria.

Name	Grant Date	Vesting Schedule

James D. DeVries	3/14/2019	• 139,703 unvested RSUs (including dividend equivalent units) became fully vested on March 14, 2022.

3/9/2020

•  1,006,590 unvested RSUs (including dividend equivalent units in connection with 588,507 RSUs) vest in two equal installments on March 9, 2022, and 2023 of which 418,083 are subject to further Transfer restrictions.

	3/1/2021	• 602,838 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2022, 2023, and 2024.

Jeffrey A. Likosar	3/14/2019	• 31,046 unvested RSUs (including dividend equivalent units) became fully vested on March 14, 2022.

3/9/2020

•  559,051 unvested RSUs (including dividend equivalent units in connection with 130,779 RSUs) vest in two equal installments on March 9, 2022, and 2023 of which 428,272 are subject to further Transfer restrictions.

	3/1/2021	• 130,695 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2022, 2023, and 2024.

Daniel M. Bresingham	3/14/2019	• 18,626 unvested RSUs (including dividend equivalent units) became fully vested on March 14, 2022.

3/9/2020

•  516,929 unvested RSUs (including dividend equivalent units in connection with 78,467 RSUs) vest in two equal installments on March 9, 2022, and 2023 of which 438,462 are subject to further Transfer restrictions.

	3/1/2021	• 78,417 RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2022, 2023, and 2024.

Keith F. Holmes	7/1/2021	• 304,301 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on July 1, 2022, 2023 and 2024.

Donald M. Young	3/14/2019	• 18,626 unvested RSUs (including dividend equivalent units) became fully vested on March 14, 2022.

3/9/2020

•  516,929 unvested RSUs (including dividend equivalent units in connection with 78,467 RSUs) vest in two equal installments on March 9, 2022, and 2023 of which 438,462 are subject to further Transfer restrictions.

	3/1/2021	• 78,417 RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2022, 2023, and 2024.

James P. Boyce	2/3/2020	• 68,921 unvested RSUs (including dividend equivalent units) vest in equal installments on February 3, 2022 and 2023.

42	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Stock Vested in Fiscal 2021 Table

The following table sets forth information regarding equity awards that vested during fiscal year 2021. All numbers have been rounded to the nearest whole dollar or share, where applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

James D. DeVries			728,992	5,752,114

Jeffrey A. Likosar			378,830	2,977,438

Daniel M. Bresingham			301,235	2,334,498

Keith F. Holmes			—	—

Donald M. Young			301,235	2,334,498

James P. Boyce	77,192	170,826	34,065	315,101

Non-Qualified Deferred Compensation for Fiscal 2021

The following table sets forth information related to the non-qualified deferred compensation accounts of our NEOs as of December 31, 2021.

	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
	(a)	(b)	(c)	(d)	(e)

James D. DeVries	72,451	72,451	132,136	—	1,005,283

Jeffrey A. Likosar	38,711	38,711	134,371	—	786,563

Daniel M. Bresingham	55,891	25,141	79,904	—	675,651

Keith F. Holmes	27,692	3,038	732	—	31,463

Donald M. Young	309,195	34,718	957,654	—	5,299,632

James P. Boyce	45,429	9,505	(235)	—	54,699

(1)

The amounts shown in columns (a) and (b) reflect employee and Company contributions, respectively, under the SSRP, the Company’s non-qualified retirement savings plan during fiscal 2021. All of the amounts in columns (a) and (b) are included in the Summary Compensation Table under the column heading “Salary” and “All Other Compensation,” respectively.

(2)	The amounts shown in this column include earnings (or losses) on the NEO’s notional account in the SSRP.

The SSRP is a non-qualified deferred compensation plan that operates in conjunction with our RSIP. A participant must designate the portion of the credits to his or her account that shall be allocated among the various measurement funds. In default of such designation, credits to a participant’s account are allocated to one or more measurement funds as determined by the SSRP’s plan administrator. Participant notional account balances are credited daily with the rate of return earned by the applicable measurement fund. The measurement funds for the SSRP are consistent with those funds available under the Company’s RSIP.

For fiscal 2021, (i) Mr. DeVries elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (ii) Mr. Likosar elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (iii) Mr. Boyce elected to make pre-tax contributions equal to 10% of his base salary and 10% of his performance bonus, (iv) Mr. Bresingham elected to make pre-tax contributions equal to 9% of his base salary and 12% of his

2022 PROXY STATEMENT	43

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

performance bonus, (v) Mr. Young elected to make pre-tax contributions equal to 11% of his base salary and 90% of his performance bonus, and (vi) Mr. Holmes elected to make pre-tax contributions equal to 10% of his base salary.

The Company made matching contributions equal to 50% of the first 5% of eligible pay contributed by each eligible executive. An additional Company contribution was made in 2022 based on the satisfaction of a specific Company performance metric. Under the terms of the SSRP, eligible executives may elect to defer up to 50% of their base salary and up to 90% of their performance bonus.

A participant is always fully vested in the participant’s own contributions and vests in the Company contributions after completing three years of service from the date of hire (subject to full vesting upon death, disability, retirement (e.g., (i) age 55 and (ii) a combination of age and years of service at separation totaling at least 60 (or a change in control)). Distributions are made in either a lump sum or in annual installments (up to 15 years) in accordance with a participant’s election. In the event a separation from service is due to a participant’s death or disability a distribution is made in a lump sum within 90 days of such event.

Potential Payments upon Termination or Change in Control

Severance Payments and Benefits under Employment Arrangements with NEOs

Employment Agreements. Messrs. DeVries, Likosar, Bresingham and Young are entitled to certain severance payments and benefits following termination of employment under such NEO’s employment agreement. All severance payments and benefits are conditioned upon the execution by such NEO of a general release of claims in favor of the Company and such NEO’s continued compliance with the restrictive covenants contained in such NEO’s employment agreement. All of the employment agreements prohibit such NEO from disclosing confidential information of the Company at any time. In addition, Messrs. DeVries, Likosar, Bresingham and Young may not make disparaging statements about the Company, its products or practices, or any of its directors, officers, agents, representatives, stockholders, or the Company’s affiliates at any time. Messrs. DeVries, Likosar, Bresingham and Young are required during employment and for the twenty-four (24)-month period thereafter not to compete with the Company and are required during such same period not to solicit the employees, customers, subscribers, or suppliers of the Company. References to the “Company” in this paragraph and in this section mean Prime TopCo LP and any direct or indirect subsidiaries thereof and any successors thereto.

If Messrs. DeVries, Likosar, Bresingham or Young have their respective employment terminated by the Company without Cause (as defined below), by the Company in the event the Company elects not to renew the term of his employment, or by such NEO for Good Reason (as defined below), such NEO will be entitled to (i) continued payment of his or her annual base salary beginning on the date of such termination (the “Qualifying Termination Date”) and ending on the earlier of (x) the twenty-four (24)-month anniversary of the Qualifying Termination Date and (y) the first date that such NEO violates any restrictive covenants in his or her employment agreement (the “Severance Period”), (ii) continued coverage during the Severance Period for such NEO and any eligible dependents under the health and welfare plans in which such NEO and any such dependents participated immediately prior to the Qualifying Termination Date, subject to any active-employee cost-sharing or similar provision in effect for the executive as of immediately prior to the Qualifying Termination Date, and (iii) a prorated portion of the annual bonus payable with respect to the year of such termination, based solely on the actual level of achievement of the applicable performance goals for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year.

Severance Plan. Mr. Holmes would receive benefits under the Severance Plan upon an involuntary termination of employment other than for Cause, permanent disability, or death. Upon such termination, Mr. Holmes would be entitled to the following: (i) salary continuation payments equal to eighteen (18) months of base salary and target annual bonus; (ii) continued participation in the Company’s medical, dental and health care reimbursement account coverage for eighteen (18) months following termination of employment (or until such executive commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to his payment of the employee portion of such coverage; (iii) to the extent he remains enrolled for medical, dental and health care reimbursement account coverage after the twelve (12)-month period following termination of employment, a lump-sum cash payment equal to the projected value

44	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

of the employer portion of the premiums for such coverage for an additional period of six (6) months; (iv) at the Company’s discretion and subject to the terms of the Company’s annual bonus plan, a pro rata bonus for the year of termination based on the actual performance of the Company and paid when bonuses are paid to other participants in the plan; and (v) at the Company’s discretion, outplacement services for a period not to exceed twelve (12) months. The executive must execute a general release of claims in favor of the Company in order to receive these benefits. Pursuant to his offer letter, Mr. Holmes is required during employment and for the twenty-four (24)-month period thereafter not to compete with the Company and is required during employment and for the twenty-four (24)-month period thereafter not to solicit the employees, customers, vendors, agents or representatives of the Company. The Severance Plan also imposes on the executive post-termination covenants regarding non-disclosure of confidential information and non-disparagement.

CIC Severance Plan. In connection with a change in control, Mr. Holmes would receive benefits under the CIC Severance Plan only if he had a qualifying termination of employment (an involuntary termination of employment other than for Cause, permanent disability or death, or a Good Reason Resignation, within the period beginning sixty (60) days prior to, and ending twenty-four (24) months following, a change in control). Upon such termination, Mr. Holmes would be entitled to the following: (i) a lump-sum payment equal to two times his base salary and two times his target annual bonus; (ii) continued participation in the Company’s medical, dental and health care reimbursement account coverage for twelve (12) months following termination of employment (or until Mr. Holmes commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to his payment of the employee portion of such coverage; (iii) to the extent Mr. Holmes has not become eligible for medical, dental and health care reimbursement account coverage by a new employer after the twelve (12)-month period following termination of employment, a lump-sum cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of twelve (12) months; (iv) a pro-rata bonus for the year of termination based on the target bonus for the year of termination; and (v) payment of the cost of outplacement services for twelve (12) months following the termination of employment. Mr. Holmes must execute a general release of claims in favor of the Company in order to receive these benefits. The CIC Severance Plan also requires Mr. Holmes to comply with certain post-termination covenants regarding non-disclosure of confidential information and non-disparagement as a condition to his receipt of severance benefits.

James Boyce Arrangements. Mr. Boyce’s employment with the Company ended on May 31, 2021, due to his retirement. The Company deemed this to be a termination without Cause for purposes of the Defenders Severance Plan. Upon his separation with the Company, Mr. Boyce received (i) a cash severance payment equal to one and a half (1.5) times the sum of (x) his base salary for the year of the termination, plus (y) two (2) times his targeted “primary” annual cash bonus, (ii) continued payment of his base salary for six (6) months (such payments commencing after the required release of claims becomes effective), (iii) a cash payment equal to the difference between the monthly COBRA premiums paid by Mr. Boyce and the monthly premium amount paid by similarly situated active executives for 18 months, grossed up for estimated taxes, and (iv) a benefit reimbursement payment in an amount equal to the COBRA premiums Mr. Boyce would have to pay for himself and his eligible dependents for six (6) months. All amounts were paid in cash in a single lump-sum within 30 days following his termination of employment. Mr. Boyce executed a release of claims in favor of the Company and is subject to a two-year post-termination non-compete and a two-year post-termination non-solicit of employees and clients. Mr. Boyce also entered into a Consulting Agreement with the Company for the period between June 1, 2021 and December 31, 2021. During this time, Mr. Boyce provided mentorship and management consulting services as requested by the Company at a rate of $500 per hour.

No Tax Gross-Ups. The Company does not reimburse its NEOs with respect to any excise tax triggered by Section 4999 of the Code, but pursuant to the terms of the employment agreements any parachute payments (i.e., payments made in connection with a change in control as defined in Section 280G of the Code and the regulations thereunder) will be capped at three times the NEO’s “base amount” under Section 280G of the Code and the regulations thereunder if the cap results in a greater after-tax payment to the NEO than if the payments were not capped.

2022 PROXY STATEMENT	45

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Applicable Definitions

For purposes of the employment arrangements with our NEOs:

For Messrs. DeVries, Likosar, Bresingham and Young, a termination is for “Cause” if he or she (i) is convicted of, or pleads nolo contendere to, a crime that constitutes a felony or involves fraud or a breach of the executive’s duty of loyalty with respect to the Company, or any of its customers or suppliers that results in material injury to the Company, (ii) repeatedly fails to perform reasonably assigned duties which remain uncured for ten (10) days after receiving written notice, (iii) commits an act of fraud, misappropriation, embezzlement, or materially misuses funds or property belonging to the Company, (iv) commits a willful violation of the Company’s written policies, or other willful misconduct that results in material injury to the Company, which remains uncured for ten (10) days after receiving written notice, (v) materially breaches his or her employment agreement resulting in material injury to the Company, which remains uncured for ten (10) days after receiving written notice, or (vi) violates the terms of his or her confidentiality, non-disparagement, non-competition and non-solicitation provisions.

For Mr. Holmes, a termination for “Cause” shall mean his (i) substantial failure or refusal to perform duties and responsibilities of his job as required by the Company, (ii) material violation of any fiduciary duty owed to the Company, (iii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iv) conviction of, or entry of a plea of nolo contendere with respect to, a misdemeanor which involves dishonesty, fraud or morally repugnant behavior, (v) dishonesty, (vi) theft, (vii) violation of Company rules or policy, or (viii) other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on the Company and its employees. The Company, in its sole and absolute discretion, shall determine Cause.

Messrs. DeVries, Likosar, Bresingham or Young may terminate their employment for “Good Reason” if any of the following events occur without such NEO’s prior express written consent: (i) the executive’s annual base salary or target bonus is decreased, (ii) the Company fails to pay any material compensation due and payable to the executive in connection with his or her employment or employment agreement, (iii) the executive’s duties, responsibilities, authority, positions, or titles are materially diminished, (iv) the Company requires the executive to be relocated more than thirty (30) miles from a specified location (the Longwood, Florida area for Mr. Young, and the Boca Raton, Florida area for Messrs. DeVries and Likosar), or (v) the Company breaches its obligations under such NEO’s employment agreement.

Such NEO must provide written notice to the Company describing the events that constitute Good Reason within forty-five (45) days following the first occurrence of such events and the Company has a thirty (30)-day cure period following receipt of such notice before such NEO may terminate his or her employment for Good Reason.

For Mr. Holmes, a “Good Reason Resignation” under the CIC Severance Plan means any retirement or termination of employment by him that is not initiated by the Company and that is caused by any one or more of the following events which occurs during the period beginning sixty (60) days prior to the date of a change in control and ending twenty-four (24) months after the date of such change in control: (i) without his written consent, assignment to him of any duties inconsistent in any material respect with his authority, duties or responsibilities as in effect immediately prior to the change in control which represent a diminution of such duties, or any other action by the Company which results in a material diminution in such authority, duties or responsibilities; (ii) without his written consent, a material change in the geographic location at which he must perform services to a location which is more than fifty (50) miles from his principal place of business immediately preceding the change in control; provided, that such change in location extends the commute of Mr. Holmes; (iii) without his written consent, a material reduction to his base compensation and benefits, taken as a whole, as in effect immediately prior to the change in control; or (iv) the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Company’s obligations to Mr. Holmes under the CIC Severance Plan. Notwithstanding the foregoing, Mr. Holmes will be considered to have a Good Reason Resignation only if he provides written notice to the Company specifying in reasonable detail the events or conditions upon which he is basing such Good Reason Resignation and he provides such notice within ninety (90) days after the event that gives rise to the Good Reason Resignation. Within thirty (30) days after notice has been received, the Company will have the opportunity, but will have no obligation, to cure such events or conditions that give rise to the Good Reason Resignation. If the Company does not cure such events or conditions within the thirty (30) day period, Mr. Holmes may terminate employment with the Company based on Good Reason Resignation within thirty (30) days after the expiration of the cure period.

46	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards—Treatment upon Termination (Not in Connection with a Change in Control)

Distributed Shares/Top-Up Options. If a NEO who holds Distributed Shares or Top-Up Options experiences a qualifying termination and during the one (1)-year period following the Qualifying Termination Date all or any portion of the performance-based vesting tranche would have vested had such NEO’s employment not been terminated, then such NEO will also be deemed vested in a percentage of the Distributed Shares and Top-Up Options in respect of the performance-based vesting tranche equal to the product of (i) the percentage of the performance-based vesting tranche (e.g., 50% or 100%) that would have vested had such NEO’s employment not been terminated multiplied by (ii) 100%. In the event such NEO’s employment is terminated for “Cause” all Distributed Shares and Top-Up Options (whether vested or unvested) then held by such NEO are immediately forfeited.

RSUs and Options. Under the terms of the award agreements, if a NEO’s employment is terminated without cause, then such NEO’s equity awards (other than the Distributed Shares and Top-Up Options, as applicable) will vest on a prorated basis as of the date of termination, with respect to a number of shares underlying the award based on the number of full months of service completed commencing with the date of grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting.

Under the terms of the 2019 LTIP award agreements and the 2020 Special Equity award agreements for Messrs. DeVries, Likosar, Bresingham and Young, if their employment is terminated due to such NEO’s “retirement,” then such NEO’s equity awards will vest on a prorated basis as of the date of termination, with respect to a number of shares underlying the award based on the number of full months of service completed commencing with the date of grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting; provided, that such retirement occurs at least one year after the date of grant. Under the terms of the 2020 and 2021 LTIP award agreements for Messrs. DeVries, Likosar, Boyce, Bresingham and Young, if their employment is terminated due to “retirement,” then their equity awards will continue to vest in accordance with their terms; provided, that such retirement occurs at least one year after the date of grant. As of December 31, 2021, Messrs. DeVries and Young were retirement eligible under the terms of the equity awards.

If a NEO’s employment is terminated due to death or disability, then the unvested portion of the award will fully vest as of the date of such termination. If such NEO’s employment is terminated for “Cause” then the award (whether vested or unvested) then held by such NEO is immediately forfeited. In addition, pursuant to the terms of his or her respective option and RSU award agreements, each NEO has agreed to be subject to post-termination non-compete and non-solicitation restrictions for the 12-month period following his or her termination of employment. Such restrictive covenants are in addition to (but run concurrent with) the post-termination restrictive covenants included in each such NEO’s respective employment arrangement.

For purposes of the RSU and option awards granted pursuant to the 2018 through 2021 long-term incentive plans, “retirement” includes a termination of such NEO’s employment with the Company or as a result of such NEO’s voluntary resignation on or after age 55 if the sum of such NEO’s age and full years of service with the Company is at least 60.

Equity Awards—Treatment upon a Change in Control or a Termination in Connection with a Change in Control

RSUs and Options. Under the terms of the award agreements, if a NEO experiences a termination without Cause or a resignation for Good Reason during the 24-month period following a change in control, then all unvested awards (other than the Distributed Shares and Top-Up Options, as applicable) will become fully vested as of the date of such termination.

For purposes of all equity awards (other than the Distributed Shares and Top-Up Options for which a change in control is irrelevant), a “change in control” has the meaning contained in the Omnibus Incentive Plan, which generally means: any person or entity acquires beneficial ownership of 50% or more of our outstanding Common Stock or combined voting power over our outstanding voting securities; the incumbent directors cease to constitute a majority of the Board of Directors over a 12-month period; the complete liquidation or dissolution of the Company; or the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of the assets of the Company, in each case subject to certain exceptions.

2022 PROXY STATEMENT	47

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the severance benefits that would have been payable to each of the NEOs upon termination of employment or upon a qualifying termination (e.g., termination by the Company without cause or a resignation by the NEO for good reason, as applicable) in connection with a change in control, assuming that the triggering event or events occurred on December 31, 2021, which was the last business day of 2021.

	Change in Control		Termination of Employment
Name/Form of Compensation	Without Qualified Termination ($)(1)	With Qualified Termination ($)(1)(2)	With Cause ($)	With Qualified Termination ($)	Retirement ($)	Death or Disability ($)

James D. DeVries
Cash Severance	—	2,100,000	—	2,100,000	—	—

Prorated Bonus	—	1,648,500	—	1,648,500	—	—

Benefit Continuation(3)		24,868		24,868

Accelerated Vesting of Stock Options	—	6,930,024	—	1,732,505	3,931,194	6,930,024

Accelerated Vesting of RSUs(4)	—	14,710,192	—	7,282,606	8,077,376	14,710,192

Accelerated Vesting of SSRP Account	1,005,283	1,005,283	—	—	—	1,005,283

Total	1,005,283	26,418,867		12,788,479	12,008,570	22,645,499

Jeffrey A. Likosar
Cash Severance	—	1,365,812	—	1,365,812	—	—

Prorated Bonus	—	857,730	—	857,730	—	—

Benefit Continuation(3)	—	25,259	—	25,259	—	—

Accelerated Vesting of Stock Options	—	4,568,688	—	1,142,169	—	4,568,688

Accelerated Vesting of RSUs(4)	—	6,061,861	—	3,256,714	—	6,061,861

Accelerated Vesting of SSRP Account	786,563	786,563	—	—	—	786,563

Total	786,563	13,665,913	—	6,647,684	—	11,417,112

Daniel M. Bresingham

Cash Severance	—	1,092,650	—	1,092,650	—	—

Prorated Bonus	—	686,184	—	686,184	—	—

Benefit Continuation(3)	—	25,677	—	25,677	—	—

Accelerated Vesting of Stock Options	—	4,380,332	—	1,095,085	—	4,380,332

Accelerated Vesting of RSUs(4)	—	5,163,505	—	2,844,413	—	5,163,505

Accelerated Vesting of SSRP Account	675,651	675,651	—	—	—	675,651

Total	675,651	12,023,999	—	5,744,009	—	10,219,488

Keith F. Holmes
Cash Severance(5)	—	2,400,000	—	1,800,000	—	—

Prorated Bonus	—	753,600	—	753,600	—	—

Benefit Continuation(3)	—	16,229	—	12,172	—	—

Outplacement Services	—	25,000	—	25,000	—	—

Accelerated Vesting of RSUs(4)	—	2,559,171	—	355,440	—	2,559,171

Accelerated Vesting of SSRP Account	31,463	31,463				31,463

Total	31,463	5,785,463	—	2,946,212	—	2,590,634

Donald M. Young
Cash Severance	—	1,092,650	—	1,092,650	—	—

Prorated Bonus	—	686,184	—	686,184	—	—

Benefit Continuation(3)	—	18,629	—	18,629	—	—

Accelerated Vesting of Stock Options	—	4,380,332	—	1,095,085	1,951,451	4,380,332

Accelerated Vesting of RSUs(4)	—	5,163,505	—	2,844,413	2,954,509	5,163,505

Accelerated Vesting of SSRP Account	5,299,632	5,299,632	—		—	5,299,632

Total	5,299,632	16,640,932	—	5,736,961	4,905,960	14,843,469

James P. Boyce
Cash Severance	—		—	2,620,000	—	—

Prorated Bonus	—		—	340,342	—	—

Benefit Continuation(3)	—		—	49,232	—	—

Accelerated Vesting of Stock Options	—		—	203,790

Accelerated Vesting of RSUs(4)	—		—	354,212

Accelerated Vesting of SSRP Account
Total			—	3,567,576

(1)

In accordance with the terms of the award agreements for the Distributed Shares and the Top-Up Options, assuming that a change in control was also a measurement date, the hypothetical return to our Sponsor would not have been sufficient to trigger full or partial vesting of the Performance Tranche of the Distributed Shares or the Tranche B Option of the Top-Up Options.

48	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

(2)	The amounts represent accelerated vesting of unvested stock options granted as part of our 2019 LTIP and the 2020 Special Equity Awards made to Messrs. DeVries, Likosar, Bresingham and Young.

(3)	Represents the amount of the benefits continuation cost for each of our NEOs.

(4)	Represents accelerated vesting of unvested RSUs including outstanding dividend equivalent units associated with the underlying RSUs.

(5)

As a result of the adoption of the new severance plans for all covered employees, effective January 1, 2022, Mr. Holmes severance payout will be based on a (12)-month period rather than the (18)-month period reflected in the chart.

2022 PROXY STATEMENT	49

PAY RATIO DISCLOSURE

PAY RATIO DISCLOSURE

The following information relates to the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. DeVries, our President and Chief Executive Officer. The measurement date used for the CEO Pay Ratio was December 31, 2021, and as of such date our employee population consisted of approximately 24,676 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees. To identify the “median employee” from our employee population, we used a “consistently applied compensation measure” that included base salary, bonus, overtime, and commissions, and such compensation was annualized for any individual who was employed less than the full year. The annual total compensation for the median employee was based on the same methodology used for calculating the total compensation of the CEO as set forth in the Summary Compensation Table. For the fiscal year ending December 31, 2021, our last completed fiscal year:

•	The annual total compensation of the individual identified as the median compensated employee of the Company (other than our CEO) was $67,604; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table of this proxy statement, was $7,479,792.

As a result, for fiscal year 2021, the ratio of the annual total compensation of Mr. DeVries, our President and CEO, to the annual total compensation of the median compensated employee was 111 to 1.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation for our non-employee directors (other than directors who are affiliated with our Sponsor) consists of an annual cash retainer in the amount of $100,000 per year, paid on a quarterly basis in arrears, and an annual equity award of RSUs with a grant date fair value of approximately $100,000 and a one-year vesting term. In addition, non-employee directors who are chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees will receive an additional annual cash retainer in the amount of $25,000, $20,000, and $15,000 per year, respectively, each of which will be paid in substantially equal quarterly installments in arrears. New directors who join our Board of Directors between annual meetings of our stockholders will receive a pro rata portion of cash and equity compensation based on the period of time from the date of their appointment to the Board of Directors to the date of the next annual meeting of stockholders. Our directors are also eligible to participate in our employee discount program with respect to certain services we provide to our customers.

The following table sets forth information concerning the fiscal year 2021 compensation paid to our eligible non-employee directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Andrew D. Africk(2)	100,000	100,000	200,000

Tracey R. Griffin	100,000	100,000	200,000

Matthew E. Winter(3)	125,000	100,000	225,000

Sigal Zarmi(4)	73,901	108,333	182,234

(1)

This column reflects the fair value of the awards granted to our independent non-employee directors on May 26, 2021, calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award

50	2022 PROXY STATEMENT

PAY RATIO DISCLOSURE

by the closing price of the Company’s Common Stock per share on the NYSE on the date of grant. RSUs granted to independent non-employee directors generally vest and the underlying units are converted to shares and delivered to independent non-employee directors on the first anniversary of the date of grant. The value of dividend equivalent units granted in connection with dividends paid on the Company’s Common Stock during fiscal year 2021 are excluded from the “Stock Awards” column. As of December 31, 2021, the total number of RSUs (inclusive of dividend equivalent units) outstanding for each of Messrs. Africk and Winter, and Ms. Griffin and Ms. Zarmi was 9,837, 9,837, 9,837 and 10,780 respectively.

(2)	Mr. Africk advised the Company in April 2022 that he will be retiring from the Board immediately after the Annual Meeting.

(3)	For 2021, Mr. Winter served as our Audit Committee chair.

(4)

In accordance with the Company’s policy on granting awards to new directors who join our Board of Directors between annual meetings of our stockholders, Ms. Zarmi received a prorated portion of cash and equity compensation based on the period of time from the date of her appointment to the Board of Directors to the date of the next annual meeting of stockholders.

2022 PROXY STATEMENT	51

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.

For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company. In the event that we become aware of a related person transaction that has not been previously reviewed or approved under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to approve, rescind or terminate the related person transaction.

The Policy also provides that the Audit Committee review certain previously approved related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and in the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction to which they may be a party or of which they may be aware.

Limited Partnership Agreement of Prime TopCo LP

On November 7, 2016, Prime Security Services TopCo Parent GP, LLC (“Parent GP”), as the general partner of Prime TopCo LP, certain members of management (the “Management Partners”) and Koch Industries, Inc. (the “Koch Investor”), as warrant holders, entered into the LP Agreement.

Pursuant to the LP Agreement, in exchange for contributing capital to Prime TopCo LP, our Sponsor was issued Class A-1 Units in Prime TopCo LP, the Management Partners were issued Class A-2 Units in Prime TopCo LP and the Koch Investor was issued warrants. Certain of our current executive officers are party to the LP Agreement and are listed in the table below titled “Units of Prime TopCo LP.”

Additionally, the Management Partners and certain other members of management received awards from an incentive pool in the form of options in the Company and profit interests in Prime TopCo LP.

The LP Agreement provides for customary drag-along rights for our Sponsor, customary tag-along rights for Class A-2 limited partners and holders of profit interests, and customary preemptive rights for Class A-1 and Class A-2 limited partners.

Our Sponsor, the Management Partners and the members of management of the Company holding profit interests will receive distributions from the Prime TopCo LP on the Class A-1 Units and Class A-2 Units, as applicable, in accordance with the waterfall provisions in the LP Agreement, which provide for distributions in respect of the Class A-1 Units until contributed capital is returned and, thereafter, distributions to be ratably shared between the Class A-1 Units and one or more tranches of Class A-2 Units, subject to certain return hurdles being achieved by the business.

52	2022 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

As of the date of this report, the business and affairs of Prime TopCo LP are managed by Parent GP which is in turn managed by a board of managers that is controlled by affiliates of our Sponsor.

Apollo

In January 2021, in connection with the repricing of our First Lien Senior Secured Term Loan due 2026, we paid an arrangement fee of approximately $0.2 million to Apollo Global Securities, LLC (“AGS”), an affiliate of our Sponsor. In July 2021, in connection with our offering of $1.0 billion aggregate principal amount of 4.125% first-priority senior secured notes due 2029, we paid total underwriter fees of $1.0 million to AGS.

Sunpro Solar

On December 8, 2021 the Company completed its acquisition of Sunpro Solar. Upon the closing of the acquisition, Mr. Marc Jones, the founder of Sunpro Solar, became our Executive Vice President, Solar, and pursuant to the Purchase Agreement executed in connection with the acquisition (the “Purchase Agreement”), we issued 26,232,983 shares of our Common Stock to Orange Solar Holdco, LLC, an entity controlled directly or indirectly by Mr. Jones. Subsequent to closing, 24,312,322 of such shares were transferred to Orange Solar Holdco Subsidiary, LLC (“Orange Holdco”), an affiliate of Mr. Jones.

The approximate value of such shares of Common Stock on the date of issuance was $227 million based on the closing price per share of our Common Stock reported on the New York Stock Exchange on such date. Also in connection with the closing, we entered into an Investor Rights Agreement with Mr. Jones and other third parties which provides for, among other things, Mr. Jones to be bound by lock-up restrictions and other transfer restrictions, drag-along rights, and a right of first refusal in favor of the Company, and to be afforded certain registration rights as set forth therein.

Pursuant to certain exceptions to the transfer restrictions set forth in the Investor Rights Agreement, all of the shares held by Orange Holdco have been pledged to UBS AG, Stamford Branch, as collateral agent, in connection with a margin loan agreement entered into by Orange Holdco, as borrower, on December 15, 2021. The foregoing disclosure was provided by Mr. Jones, and the Company has not independently verified such information.

Pursuant to the Purchase Agreement, Mr. Jones is subject to a non-solicitation covenant for a period of two years following the closing and a non-competition covenant for up to the greater of five years following the closing or two years after the termination of his employment with the Company, subject to customary exceptions.

Sunpro Solar is party to an agreement with Sunlight Financial LLC (“Sunlight”), a related party controlled by Apollo, under which Sunlight provides financing alternatives to certain ADT Solar customers. Sunpro Solar’s relationship with Sunlight began prior to Sunlight’s acquisition by Apollo and was negotiated on an arm’s length basis with no special terms or conditions. Our relationship with Sunlight began at the time of the Sunpro Solar acquisition. During 2021, we incurred approximately $3.3 million of fees in the ordinary course of business to Sunlight. We anticipate making payments to Sunlight in the future based on the volume of customer financing provided.

Additionally, pursuant to a volume commitment agreement with Sunlight, Sunpro Solar must supply Sunlight with a certain minimum amount of loans to our ADT Solar customers, or pay a fee of up to $7.5 million based on the commitment not achieved.

At the closing, the Company, directly or indirectly, acquired lease agreements for two Sunpro Solar properties located at 128 Northpark Boulevard, Covington, Louisiana 70433, and 233 General Patton Avenue, Mandeville, Louisiana 70471 (together, the “Sunpro Leases”), pursuant to which the applicable Sunpro subsidiaries made annual rent payments to the landlord in the amount of approximately $166,000 and $248,000, respectively, for the year ended December 31, 2021. The landlord under the Sunpro Leases is Orange Solar Properties, LLC, an affiliate of Mr. Jones. In addition, Michael Jones is the brother of Marc Jones who is our Executive Vice President, Solar. Michael Jones joined the Company in connection with our acquisition of Sunpro Solar and is a Business Technology Manager in our Louisiana office in which capacity, as of March 30, 2022, he receives an annual salary of approximately $140,000 and health insurance, retirement and other benefit customary for our employees in similar positions. He was also granted 5,710 RSUs on March 2, 2022 valued at $45,000.

2022 PROXY STATEMENT	53

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Google

In July 2020, we entered into a Master Supply, Distribution, and Marketing Agreement (the “Google Commercial Agreement”) with Google and, in September 2020, we issued and sold 54,744,525 shares of Class B Common Stock in a private placement to Google.

Pursuant to the terms of the Google Commercial Agreement, Google has agreed to supply us with certain Google devices as well as certain Google video and analytics services (“Google Services”), for sale to our customers. Subject to customary termination rights related to breach and change in control, the Google Commercial Agreement has an initial term of seven years from the date that the Google Services are successfully integrated into our end-user security and automation platform.

The Google Commercial Agreement specifies that each party will contribute $150 million towards the joint marketing of devices and services; customer acquisition; training of our employees for the sales, installation, customer service, and maintenance for the product and service offerings; and technology updates for products included in such offerings. Each party is required to contribute such funds in three equal tranches, subject to the attainment of certain milestones. We expect to contribute the majority of these amounts by the end of 2024; however, the timing of these contributions is still uncertain.

During 2021, we incurred approximately $87.2 million of fees with Google and had future commitments of $7.7 million in the ordinary course of business for technology and advertising services. These agreements were negotiated on an arm’s length basis and may pre-date Google’s investment in our Class B Common Stock. We have continued to purchase services from Google in 2022.

Rackspace

During October 2020, we entered into a master services agreement with Rackspace US, Inc. (“Rackspace”), a related party controlled by Apollo, for the provision of cloud storage, equipment, and services to facilitate the implementation of our cloud migration strategy for certain applications. The master services agreement includes a minimum purchase commitment of $50 million over a seven-year term, and purchases under this agreement, including purchases under the master services agreement and in the ordinary course of business, were approximately $6 million during 2021. Our relationship with Rackspace began during 2017 and our agreement with Rackspace was done on an arm’s length basis with no special terms or conditions. We continue to purchase services from Rackspace in 2022.

Other Transactions

During 2021, we incurred fees of approximately $2.7 million and had future commitments of $4.0 million in the ordinary course of business for transactions with a provider of technology and communications services that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2012 and our agreement with them was done on an arm’s length basis with no special terms or conditions.

During 2021, we incurred approximately $216,000 of fees in the ordinary course of business to a provider of online recruiting services that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2012 and our agreement with them was done on an arm’s length basis with no special terms or conditions.

During 2021, we incurred fees of approximately $2.9 million and had future commitments of $191,000 in the ordinary course of business to a provider of IT products and services that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2017 and prior to its acquisition by Apollo. Our agreement with them was done on an arm’s length basis with no special terms or conditions.

During 2021, we incurred fees of approximately $226,000 and had future commitments of $1.1 million in the ordinary course of business to a provider of customer interaction services that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2021 and prior to its acquisition by Apollo. Our agreement with them was done on an arm’s length basis with no special terms or conditions.

54	2022 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

During 2021, we incurred approximately $991,000 of fees in the ordinary course of business to a fleet leasing and management services provider that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2015 and our agreement with them was done on an arm’s length basis with no special terms or conditions.

During 2021, we sold approximately $201,000 and $170,000 in equipment and services in the ordinary course of business to two separate companies controlled by funds affiliated with our Sponsor.

We continue to purchase equipment and services from, or sell equipment and services to, each of the companies noted above in 2022.

Stockholders Agreement

We are party to an amended and restated Stockholders Agreement (the “Stockholders Agreement”) with Prime TopCo LP and one of the Co-Investors. The Stockholders Agreement gives our Sponsor the right to nominate a majority of our directors as long as our Sponsor beneficially owns 50% or more of our outstanding common stock and specifies how the Sponsor’s nominations rights decrease as our Sponsor’s beneficial ownership of our common stock also decreases. Additionally, the Stockholders Agreement specifies that Prime TopCo LP has the right, but not the obligation, to nominate one additional designee to the Board, which individual will be identified to Prime TopCo LP by the party set forth in the Stockholders Agreement consistent with the requirements of the Stockholders Agreement. The Stockholders Agreement sets forth certain information rights granted to Prime TopCo LP. It also specifies that we will not take certain significant actions specified therein without the prior consent of Prime TopCo LP. Such specified actions include, but are not limited to:

•	Amendments or modifications to our Company’s or our Company’s subsidiaries’ organizational documents in a manner that adversely affects Prime TopCo LP or our Sponsor;

•

Issuances of our Company’s or our Company’s subsidiaries’ equity other than pursuant to an equity compensation plan approved by the stockholders or a majority of Prime TopCo LP’s designees on our Board of Directors, or intra-company issuances among our Company and its wholly owned subsidiaries;

•	Making any payment or declaration of any dividend or other distribution on any shares of our common stock;

•

Merging or consolidating with or into any other entity, or transferring all or substantially all of our Company’s or our Company’s subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “Change in Control” as defined in our Company’s or our Company’s subsidiaries’ credit facilities or note indentures;

•

Undertake acquisitions or dispositions, with certain exceptions, in an amount exceeding $25 million in a single transaction or an aggregate amount of $50 million in any series of transactions during a calendar year;

•	Undertake any liquidation, dissolution or winding up of the Company;

•	Incurring, with limited exceptions, financial indebtedness in a single or a series of related transactions aggregating to more than $25 million;

•	Hiring or terminating any Executive Officer of our Company or designating any new Executive Officer of the Company;

•	Effecting any material change in the nature of our business; or

•	Changing the size of the Board of Directors.

Registration Rights Agreement

We are party to a Registration Rights Agreement with Prime TopCo LP, pursuant to which each of Prime TopCo LP, Prime TopCo II LP, and their affiliates is entitled to demand the registration of the sale of certain or all of our Common Stock that it beneficially owns. For example, in September 2020, Apollo and certain employees and other stockholders sold shares in a registered offering pursuant to a demand registration request from Apollo. Among other things, under the terms of the Registration Rights Agreement:

•

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer the other parties to the Registration Rights

2022 PROXY STATEMENT	55

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•

Prime TopCo LP has the right, subject to certain conditions and exceptions, to request that we file registration statements with the SEC for one or more underwritten offerings of all or part of our Common Stock that it beneficially owns and the Company is required to cause any such registration statements (a) to be filed with the SEC promptly and, in any event, on or before the date that is 90 days, in the case of a registration statement on Form S-1, or 45 days, in the case of a registration statement on Form S-3, after we receive the written request to effectuate such demand registration and (b) to become effective as promptly as reasonably practicable and in any event no later than 90 days after it is initially filed.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of Prime TopCo LP, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.

Management Investor Rights Agreement

Prior to the consummation of our IPO, we entered into an Amended and Restated Management Investor Rights Agreement (the “MIRA”). Each holder of our shares of Common Stock issued upon exercise of options that had been issued under our 2016 Equity Incentive Plan automatically becomes a party to the MIRA. Additionally, each individual who received Distributed Shares in redemption of his or her Class B Units in connection with our IPO executed a joinder to the MIRA. The MIRA provides that all shares of our Common Stock governed thereunder are generally subject to transfer restrictions, repurchase rights, and piggyback registration rights in connection with certain offerings of our Common Stock.

56	2022 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with PwC the audited financial statements of the Company for the fiscal year ended December 31, 2021. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Audit Committee and the Board of Directors have also recommended the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2022.

Members of the Audit Committee:

Matthew E. Winter, Chairman

Tracey R. Griffin

Sigal Zarmi

The Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

2022 PROXY STATEMENT	57

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Fiscal Year Ending:
(in thousands)	December 31, 2021	December 31, 2020

Audit Fees	$4,909	$6,135

Audit-Related Fees	1,366	1,045

Tax Fees	221	343

All Other Fees	—	280

Total	$6,496	$7,803

Audit Fees—primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, and the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC.

Audit-Related Fees—represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include accounting consultations related to the evaluation of new accounting standards, non-routine transactions, and non-audit due diligence procedures in connection with our mergers and acquisitions. Fees relating to mergers and acquisitions were previously included in All Other Fees and have been reclassified in the prior year to Audit Related Fees.

Tax Fees—represent amounts for tax compliance, tax advice, and tax planning services.

All Other Fees—consist of all other fees for services other than those in the above categories.

The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditors.

58	2022 PROXY STATEMENT

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2022 Annual Meeting.

As set forth in the CD&A beginning on page 21, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in the section titled “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2022 Annual Meeting, is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock and Class B Common Stock, voting together, present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs.

Because the required vote is advisory, it will not be binding on the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions.

We provide our stockholders with this advisory vote to approve executive compensation on an annual basis. We expect that the next such vote will occur at the 2023 annual meeting of stockholders.

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the NEOs as disclosed in this proxy statement.

2022 PROXY STATEMENT	59

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP has served as the Company’s or its predecessors’ independent registered public accounting firm since fiscal year 2010 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock and Class B Common Stock, voting together, present in person or by proxy at the 2022 Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

60	2022 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock and Class B Common Stock

The following table sets forth the beneficial ownership of our Common Stock and Class B Common Stock as of March 30, 2022 by:

•	Each person, or group of affiliated persons, who we know to beneficially own more than 5% of our combined Common Stock and Class B Common Stock, on an as-converted basis;

•	Each of our NEOs;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Vested Options	Common Stock Beneficially Owned	Total	% (1)

More than 5% Stockholders

Apollo Funds(2)	—	608,927,822	608,927,822	67.9

Google(3)	—	54,744,525	54,744,525	6.1

NEOs and Directors(4)

James D. DeVries	3,942,765	2,446,743	6,389,508	*

Jeffrey A. Likosar(5)	1,986,532	1,582,489	3,569,021	*

Daniel M. Bresingham	1,775,354	1,524,353	3,299,707	*

Keith F. Holmes	—	—	—	*

Donald M. Young(6)	1,775,354	1,525,249	3,300,603	*

James P. Boyce	77,193	—	77,193	*

Andrew D. Africk(7)	—	185,600	185,600	*

Marc E. Becker	—	—	—	*

Stephanie Drescher	—	—	—	*

Tracey R. Griffin	—	56,371	56,371	*

Matthew H. Nord	—	—	—	*

Eric L. Press	—	—	—	*

Reed B. Rayman	—	—	—	*

David C. Ryan(8)	—	—	—	*

Lee J. Solomon	—	—	—	*

Matthew E. Winter	—	55,600	55,600	*

Sigal Zarmi	—	10,824	10,824	*

All current directors and executive officers as a group (19 persons)	9,925,897	33,837,661	43,763,558	4.8

*	Represents less than one percent of shares outstanding.

2022 PROXY STATEMENT	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Percentage of shares beneficially owned is based on 896,608,119 shares of common stock, which includes 841,863,594 shares of Common Stock and 54,744,525 shares of Class B Common Stock, as converted to Common Stock on a one-to-one basis, outstanding as of March 30, 2022, which excludes unvested common shares and assumes no options are exercised by any holder in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act.

(2)

Represents shares of our Common Stock held of record by Prime Security Services TopCo (ML), L.P. (“TopCo ML LP”) and Prime Security Services TopCo (ML II), L.P. (“TopCo ML II LP”). Prime Security Services TopCo (ML), LLC (“Prime TopCo ML”) serves as the general partner of TopCo ML LP, and Prime Security Services TopCo (ML II), LLC (“Prime TopCo ML II”) serves as the general partner of TopCo ML II LP. Prime Security Services TopCo Parent GP, LLC (“TopCo Parent GP”) serves as the sole member of Prime TopCo ML. AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) serves as the sole member of TopCo Parent GP. Prime Security Services GP, LLC (“Prime GP”) serves as the general partner for AP VIII Prime Security LP and as the sole member for Prime TopCo ML II. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) is the investment manager of AP VIII Prime Security LP. Apollo Management, L.P. (“Apollo Management”) is the sole member of AP VIII Prime Security Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Marc Rowan, Scott Kleinman, and James Zelter are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of shares of Common Stock held of record by Prime TopCo LP. The address of Prime TopCo LP, Prime TopCo II LP, Parent GP, and AP VIII Prime Security LP is One Manhattanville Road, Suite 201, Purchase, NY 10577. The address of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Harris, Rowan, Kleinman, and Zelter is 9 West 57th Street, 43rd Floor, New York, NY 10019.

(3)

Google LLC owns 54,744,525 shares of Class B Common Stock, which is all of the outstanding shares of our Class B Common Stock. The amount shown assumes an as-converted to Common Stock basis. Each of Google LLC, XXVI Holdings Inc. and Alphabet Inc. may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by Google LLC. The address of each of Google LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(4)

Except for shares issuable upon exercise of options listed in the table above under the heading “Vested Options,” none of our NEOs and directors beneficially own shares of Common Stock issuable upon the vesting of RSUs or upon the exercise of options within 60 days , except for director Zarmi who has 937 RSUs vesting on April 4, 2022 and directors Africk, Winter, Griffin and Zarmi who each have 9,765 RSUs vesting on May 26th, 2022.

(5)	1,367,322 shares are held indirectly by JSKC LLC, of which Mr. Likosar is a manager and a member.

(6)	1,148,335 shares are held indirectly by Sweet Yourself LLC, of which Mr. Young is the manager and sole member.

(7)	Mr. Africk advised the Company in April 2022 that he will be retiring from the Board immediately after the Annual Meeting.

(8)	Mr. Ryan was succeeded by Mr. Benjamin Honig as the designee of Temasek effective in April, 2022.

As of October 3, 2019, certain investment funds directly or indirectly managed by Apollo (the “Apollo Funds”) informed the Company that they have pledged all of their shares of the Company’s Common Stock, which as of March 1, 2022 amounted to 608,927,822 shares, pursuant to a margin loan agreement and related documentation, as amended thereafter from time to time, on a non-recourse basis. Apollo has informed the Company that the loan to value ratio of the margin loan on February 16, 2022 was equal to approximately 23.90%. Apollo has also informed the Company that the margin loan agreement contains customary default provisions and that in the event of a default under the margin loan agreement the secured parties may foreclose upon any and all shares of the Company’s Common Stock pledged to them.

Certain members of the Company’s executive team and certain employees of the Company were entitled to receive their share of the margin loan proceeds (based on their share ownership of the Apollo Funds) at such times as Apollo received its proceeds. Such persons had the option to either (a) receive such proceeds as distributed or (b) to defer receipt of such proceeds until their attributable share of the obligations under the margin loan have been satisfied in full. In the case of elections to receive such proceeds as distributed, such proceeds remain subject to recall until such time as all obligations under the margin loan agreement and related documentation are satisfied in full.

The Company has not independently verified the foregoing disclosure. When the margin loan agreement was entered into, and as requested when amended, the Company delivered customary letter agreements to the secured parties in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to hinder or delay the exercise of any remedies by the secured parties under the margin loan agreement and related documentation, as amended. Except for the foregoing, the Company is not a party to the margin loan agreement and related documentation and does not have, and will not have, any obligations thereunder.

62	2022 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Units of Prime TopCo LP

The equity interests of Prime TopCo LP consist of Class A-1 Units and Class A-2 Units. Certain investment funds directly or indirectly managed by Apollo beneficially own 100% of the 346,416,667 issued and outstanding Class A-1 Units of Prime TopCo LP, and the Koch Investor beneficially owns detachable warrants for the purchase of 7,620,730 Class A-1 Units in Prime TopCo LP. There are 2,351,282 issued and outstanding Class A-2 Units. The following table sets forth the beneficial ownership as of March 30, 2022 of the Class A-2 Units of Prime TopCo LP by:

•	Each of our NEOs;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the Class A-2 Units beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

Class A-2 Units Beneficially Owned(1)
	Number	Percent

NEOs and Directors(2)

James D. DeVries	100,904	4.29%

Jeffrey A. Likosar(3)	88,795	3.78%

Daniel M. Bresingham	196,613	8.36%

Keith F. Holmes	—	—%

Donald M. Young(4)	436,428	18.56%

James P. Boyce	—	—%

Andrew D. Africk(5)	17,937	0.76%

Marc E. Becker	—	—%

Stephanie Drescher	—	—%

Tracey R. Griffin	—	—%

Matthew H. Nord	—	—%

Eric L. Press	—	—%

Reed B. Rayman	—	—%

David C. Ryan(6)	—	—%

Lee J. Solomon	—	—%

Matthew E. Winter	—	—%

Sigal Zarmi	—	—%

All current directors and executive officers as a group (19 persons)	840,677	35.75%

(1)	Percentage of shares beneficially owned is calculated using 2,351,282 Class A-2 Units outstanding.

(2)	None of our NEOs and directors beneficially own Class A-2 Units issuable upon the exercise of options.

(3)	All such shares are held indirectly by JSKC LLC, of which Mr. Likosar is a manager and a member.

(4)	All such shares are held indirectly by Sweet Yourself LLC, of which Mr. Young is the manager and sole member.

(5)	Mr. Africk advised the Company in April 2022 that he will be retiring from the Board immediately after the Annual Meeting.

(6)	Mr. Ryan was succeeded by Mr. Benjamin Honig as the designee of Temasek effective in April, 2022.

2022 PROXY STATEMENT	63

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders in the completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them during the last fiscal year with respect to their beneficial ownership of the Company’s securities.

64	2022 PROXY STATEMENT

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2023 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 13, 2022, unless the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after May 25, 2023, in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 Annual Meeting of Stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, in accordance with our bylaws, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between January 25, 2023 and February 24, 2023 for the 2023 Annual Meeting of Stockholders. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 25, 2023, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and no later than the close of business on the 90th day prior to the date of such annual meeting. If the public announcement of the date of the 2023 Annual Meeting of Stockholders is less than 100 days prior to such meeting, then to be timely, the notice by the stockholder must be received by us not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2023 Annual Meeting of Stockholders is made by the Company. All such proposals should be sent to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to our Secretary at the address set forth above.

2022 PROXY STATEMENT	65

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q:	Who is receiving these proxy materials?

A:

Holders of the Common Stock and holders of Class B Common Stock of the Company are receiving these proxy materials. We refer to the holders of Common Stock as our Common Stockholders. We refer to our holders of Class B Common Stock as our Class B Common Stockholders. We refer to all of our holders of Common Stock and Class B Common Stock together as ”stockholders” in the proxy materials.

Q:	Why did I receive these proxy materials?

A:

The Board of Directors of the Company is soliciting proxies for our 2022 Annual Meeting of Stockholders. The Company will conduct its Annual Meeting on the above date and time by live audio webcast in lieu of an in-person meeting.

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2021 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about April 12, 2022.

Q:	Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on March 30, 2022, the record date for this year’s Annual Meeting, are entitled to attend and to vote on all items properly presented at the Annual Meeting, except that Class B Common Stockholders are not entitled to vote on the election of directors.

Q:	How can I vote my shares in person and participate at the Annual Meeting?

A:

You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ADT2022 and entering the 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Q:	What are my voting rights?

A:

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. Each share of Class B Common Stock is entitled to vote on each matter properly presented at the Annual Meeting, except for the election of directors. Shares of Class B Common Stock are voted on a one-to-one as-converted to Common Stock basis on the matters upon which the Class B Common Stockholders are entitled to vote at the Annual Meeting. At the close of business on March 30, 2022, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there was an aggregate of 906,049,239 shares of common stock outstanding consisting of 851,304,714 shares of Common Stock and 54,744,525 shares of Class B Common Stock. A list of all stockholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 1501 Yamato Road, Boca Raton, FL 33431, from the Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.

You are not entitled to appraisal or dissenters’ rights for any matter being voted on at the 2022 Annual Meeting.

Q:	Who is asking me for my vote?

A:

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the proxy statement.

66	2022 PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q:	How will COVID-19 affect the Annual Meeting?

A:

The Company will conduct its Annual Meeting on Wednesday, May 25, 2022 at 8:30 a.m., local time by live audio webcast in lieu of an in-person meeting. This meeting format will help eliminate public health concerns around the COVID-19 pandemic. Please monitor the ADT Investor Relations page for the latest information at https://investor.adt.com/financials/annual-reports-and-proxies/.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote:

FOR the election of each of the director nominees, if you are a Common Stockholder;

FOR the approval of, on an advisory basis, the compensation of the Company’s NEOs;

FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The three matters scheduled to be voted on at the Annual Meeting are:

1.

The election of Matthew Nord, Eric Press and Matthew Winter to the Board of Directors as Class II directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2025;

2.	An advisory vote to approve the compensation of the Company’s NEOs; and

3.	The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on. Class B Common Stockholders are not entitled to vote upon the election of directors.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

A:

In accordance with the rules of the SEC, the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Where can I view the proxy materials on the Internet?

A:	The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet;

•	How to attend the live webcast of the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at https://investor.adt.com by clicking on the dropdown menu entitled “Financials” and selecting “Annual Reports and Proxies.”

2022 PROXY STATEMENT	67

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q:	How do I vote?

A:

If you are a stockholder on the record date, you may vote by following the instructions for voting in the Notice. If you receive paper copies of these proxy materials, you can vote by completing, signing and dating the proxy card you received from us and returning it in the enclosed envelope.

You may also vote via the Internet by following the instructions for voting in the Notice. If you vote online, by phone or by mailing in a proxy card, you or your legally appointed proxy may still attend the Annual Meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by: Providing another proxy, or using any of the available methods for voting, with a later date; notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or voting during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ADT2022 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

Q:	What is a quorum?

A:

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the combined outstanding shares of Common Stock and Class B Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

Q:	What is broker “discretionary” voting?

A:

Under the rules of the NYSE, brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present.

Non-routine matters include the election of directors (Proposal 1) and the advisory vote to approve the compensation of the Company’s NEOs (Proposal 2) (say on pay). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 3).

Q:	How are matters presented at the Annual Meeting approved?

A:	Directors are elected by a plurality of the votes cast by our Common Stockholders at the Annual Meeting (Proposal 1). Class B Common Stockholders are not entitled to vote on the election of directors.

The affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposals to: (i) approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

68	2022 PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions and broker non-votes will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).

Brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3). Brokers do not have discretion to vote any uninstructed shares on (i) the election of directors (Proposal 1) and (ii) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2).

Q:	May I vote confidentially?

A:	Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Q:	Who will count the votes?

A:	A representative of Broadridge will count the votes and act as the inspector of election for the Annual Meeting.

Q:	What if additional matters are presented at the Annual Meeting?

A:

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to David Smail, our Executive Vice President, Chief Legal Officer and Secretary, and to Jeffrey Likosar, our Chief Financial Officer and President, Corporate Development, to vote on such matters at their discretion.

Q:	Where can I find the voting results from the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC after the date of the Annual Meeting.

Q:	How can I obtain information about the Company?

A:

A copy of our fiscal 2021 Annual Report on Form 10-K is available on our website at https://investor.adt.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. Capitalized terms used in, but not defined in, this proxy statement have meanings as defined in our fiscal 2021 Annual Report on Form 10-K.

Q:	When are stockholder proposals due for consideration at next year’s annual meeting?

A:

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders, they must be submitted in writing to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, on or before December 13, 2022. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2023 Annual Meeting of Stockholders, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2023 Annual Meeting of Stockholders is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made by the Company.

2022 PROXY STATEMENT	69

HOUSEHOLDING MATTERS

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy statement, either now or in the future, please contact our Secretary by mailing a request to ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, or by calling our main telephone number at (561) 988-3600 and requesting to be connected to the office of our Secretary. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report and this proxy statement and notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

70	2022 PROXY STATEMENT

OTHER MATTERS

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://investor.adt.com/. We make available, free of charge through our Investor Relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the 2022 Annual Meeting of Stockholders, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2021, as filed with the SEC. Requests should be directed to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

2022 PROXY STATEMENT	71

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD- LOOKING STATEMENTS

This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and similar words and phrases, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking statements and information involves risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks toward future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this proxy statement. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, and Annual Reports on Form 10-K, including the annual report filed with the SEC for the year ended December 31, 2021 (including under the headings “Cautionary Statements Regarding Forward-Looking Statements” and “Risk Factors”). We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

April 12, 2022

72	2022 PROXY STATEMENT

Appendix A

(in millions)	Year Ended December 31, 2021
Adjusted EBITDA by segment:
CSB	$2,111
Commercial	96
Solar	6
Total	$2,213
Reconciliation to consolidated net income (loss) before taxes:
Net income (loss)	$(341)
Interest expense, net	458
Income tax benefit	(130)
Depreciation and intangible asset amortization	1,915
Amortization of deferred subscriber acquisition costs	126
Amortization of deferred subscriber acquisition revenue	(172)
Share-based compensation expense	61
Merger, restructuring, integration, and other	38
Loss on extinguishment of debt	37
Radio conversion costs, net	211
Financing and consent fees	4
Acquisition related adjustments	13
Other	(7)
Adjusted EBITDA	$2,213

Note: amounts may not sum due to rounding

Adjusted EBITDA used in our 2021 AIP of $2,207 million excludes $6 million related to our Solar segment.

2022 PROXY STATEMENT	73

ADT INC.

ATTN: DAVID SMAIL

1501 YAMATO ROAD

BOCA RATON, FL 33431

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ADT2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D77561-P69418	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADT INC.	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following Class II Directors:

1. Election of Directors	☐	☐	☐

Nominees:
01) Matthew H. Nord
02) Eric L. Press
03) Matthew E. Winter

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. An advisory vote to approve the compensation of the Company’s named executive officers;	☐	☐	☐

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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D77562-P69418

ADT INC. Annual Meeting of Stockholders May 25, 2022 8:30 AM EDT
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) David Smail and Jeffrey Likosar, or either of them, as proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADT INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM EDT on May 25, 2022, virtually at www.virtualshareholdermeeting.com/ADT2022, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

ADT INC.

ATTN: DAVID SMAIL

1501 YAMATO ROAD

BOCA RATON, FL 33431

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ADT2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D77563-P69418	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADT INC.

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. An advisory vote to approve the compensation of the Company’s named executive officers;	☐	☐	☐

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —  — — — — — — — — — — — — — —

D77564-P69418

ADT INC. Annual Meeting of Stockholders May 25, 2022 8:30 AM EDT
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) David Smail and Jeffrey Likosar, or either of them, as proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADT INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM EDT on May 25, 2022, virtually at www.virtualshareholdermeeting.com/ADT2022, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side